Exhibit 10.22

COMMERCIAL INDUSTRIAL LEASE AGREEMENT

TC/P GILBERT GATEWAY, LLC

A DELAWARE LIMITED LIABILITY COMPANY

AND

LI-CYCLE INC.,

A DELAWARE CORPORATION

TENANT

For the Premises Located at:

Gilbert Gateway Industrial Center

4461 E. Nunneley Road

Gilbert, Arizona 85296

COMMERCIAL INDUSTRIAL LEASE AGREEMENT

This Commercial Industrial Lease Agreement (this “Lease”) is dated effective and for identification purposes as of April 14, 2021, by and between TC/P GILBERT GATEWAY, LLC, a Delaware limited liability company (“Landlord”), and LI-CYCLE INC., a Delaware corporation (“Tenant”).

BASIC LEASE TERMS

(A)	“Base Rent” shall mean the base rent payable by Tenant during the Term, as follows:

Months	Base Rent/RSF/Month*	Monthly Base Rent*
Commencement Date —Month 5	$0.640	$0.00	**
Month 6 — Month 17	$0.640	$88,927.36
Month 18 — Month 29	$0.659	$91.567.39
Month 30 — Month 41	$0.679	$94,346.37
Month 42 —Month 53	$0.699	$97,125.35
Month 54 — Month 65	$0.720	$100,043.28
Month 66 — Month 77	$0.742	$103,100.16
Month 78 —Month 89	$0.764	$106,157.04
Month 90 — Month 101	$0.787	$109,352.86
Month 102 — Month 113	$0.811	$112,687.64
Month 114 — Expiration Date	$0.835	$116,022.42

*

Tenant shall be responsible for the payment of all transaction privilege (sales) taxes in addition to Base Rent. The first full calendar month’s installment of Base Rent (plus applicable transaction privilege tax) shall be payable upon execution of the Lease by Tenant and shall be applied by Landlord to the payment of Base Rent due from Tenant in month 6 of the Term (as hereinafter defined) as shown above.

**

If the Commencement Date is other than the first day of a calendar month, then the rental abatement period shall be prorated for the partial months. Such abatement shall apply solely to payment of the monthly installments of Base Rent, and shall not be applicable to amounts of “Additional Rent” (as hereinafter defined) or any utility charges incurred by Tenant. Landlord and Tenant agree that the abatement of Base Rent contained in this Section is conditional and is made by Landlord in reliance upon Tenant’s faithful and continued performance of the terms, conditions and covenants of this Lease and the payment of all monies due Landlord hereunder. Upon the occurrence of an “Event of Default” (as hereinafter defined) in the payment of “Rent” (as hereinafter defined), and thereafter, in the event that Landlord recovers possession of the Premises through judicial means, the unamortized portion of all conditionally abated Base Rent) (based on a 125 month amortization period) shall become fully liquidated and immediately due and payable (without limitation and in addition to any and all other rights and remedies available to Landlord provided herein or at law and in equity).

(B) “Broker” shall mean: Tenant’s Broker:	Landlord’s Broker: CBRE, Inc. EXP Realty

(C)

“Building” shall mean that certain building and other improvements having a street address of 4461 East Nunneley Road, Gilbert, Arizona, 85296. Landlord hereby represents and warrants that the Building contains approximately 138,949 rentable square feet (RSF) of space. The Building is part of a three (3) building project which Landlord represents and warrants consists of a collective total of approximately 416,574 RSF (“Project”) and the Building and the Project are depicted on Exhibit A attached hereto.

(D)	“Commencement Date” shall mean the Date of Substantial Completion as set forth in the Work Letter attached hereto as Exhibit B and incorporated herein by this reference.

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(E)	“Expiration Date” shall mean the last day of the one hundred twenty-fifth (125th) full calendar month following the Commencement Date .

(F)	“Guarantor”: Li-Cycle Holdings Corp., an Ontario, Canada business corporation.

(G)	“Land” shall mean that certain real property on which the Building and Project is situated and comprising a portion of Maricopa County Assessor Parcel Number 304-39-976.

(H) “Landlord’s Notice Address” shall mean:

TC/P Gilbert Gateway, LLC

c/o Trammell Crow Company

2575 E. Camelback Road, Suite 400

Phoenix, AZ 85016

Attn: Ryan Norris

With a copy to:

Marcel Krzystek, Esq.

Jester Gibson & Moore, LLP

1999 Broadway, Suite 3225

Denver, CO 80202

(I)	“Parking Spaces” shall mean eighty-five (85) parking spaces in the parking areas from time to time associated with the Building. No parking spaces shall be designated or reserved.

(J)

“Operating Expenses” shall have the meaning set forth in Section 2.4 of this Lease. For the purpose of determining Tenant’s Proportionate Share of Operating Expenses, “controllable” Operating Expenses shall not increase by more than five percent (5%) per year on a cumulative and compounded basis (for example, if controllable Operating Expenses are $3.00 / RSF in year one (1), then they shall not exceed $3.15 in year two (2), $3.31 in year three (3), $3.47 in year four(4) and so on). It is understood and agreed that controllable Operating Expenses shall not include snow, ice and trash removal, utility expenses, taxes, management fees that are based on a percentage of revenue or expenses (to the extent such percent is not increased), insurance premiums, extraordinary repairs, costs incurred to comply with any governmental requirements, improvements relating to energy conservation or environmental initiatives, and any other cost beyond the reasonable control of Landlord. The foregoing cap shall not be applicable during the first year of the Term during any extension or renewal of this Lease (i.e., such cap shall be “reset” during any extension or renewal of this Lease based on the first full calendar year of such renewal period.

(K)

“Permitted Use”: The Premises shall be occupied and used by Tenant for the purposes of lithium-ion battery recycling, other battery recycling, and recycling of devices or components containing lithium-ion batteries, including without limitation, battery recycling, chemical, byproduct, sludge, spent material and/or waste storage, accumulation, handling, destruction, transport, shipping, importation, processing, packaging, separation, treatment, conversion, reclamation, recovery, regeneration, staging, holding, containment, modification, management, research, recordkeeping and/or other preparation so that one or more components, constituents, materials or substances of a lithium-ion battery, other battery types, or devices or components containing lithium-ion batteries may be used or reused as raw material, feedstock, ingredient in an industrial process or effective substitute for a commercial product, or as an energy source, and for general office, ancillary activities and warehousing purposes associated therewith (collectively, “Battery Recycling”), and for no other purpose whatsoever, except as may be reasonably agreed upon in writing by Landlord and Tenant.

(L)	“Premises” shall mean the Building.

(M)

“Proportionate Share” shall mean a fraction, the numerator of which is the rentable square footage of the Premises and the denominator of which is the square footage of the Project. The square footages herein are the final agreement of the parties and not subject to change (unless additional space is added to the Premises). Tenant’s Proportionate Share shall be thirty-three percent (33.36%).

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(N) “Rent Payment Address” shall mean:	TC/P Gilbert Gateway, LLC c/o Trammell Crow Company 2575 E. Camelback Road, Suite 400 Phoenix, AZ 85016

(O)

“Security Deposit” shall mean Five Hundred Sixty Thousand and No/100 Dollars ($560,000.00), to be deposited by Tenant in the form of cash upon execution of this Lease by both parties. Notwithstanding the foregoing, Tenant shall make commercially reasonable efforts to substitute a portion of the Security Deposit in the amount of Four Hundred Fifty Thousand and No/100ths Dollars ($450,000.00) with a letter of credit in the form attached hereto as Exhibit G (the “Letter of Credit”) within ninety (90) days after the date of the last signature affixed to this Lease. Landlord shall promptly return to Tenant the $450,000.00 cash portion of the Security Deposit after Landlord receives the Letter of Credit.

(P) “Tenant’s Notice Address” shall mean:	Li-Cycle Inc. 4461 East Nunneley Road Gilbert, Arizona 85296

(Q)	“Term” shall mean , collectively, the period commencing on the Commencement Date and ending on the Expiration Date, and the “Renewal Term” (as hereinafter defined), if any.

(R)	Total amount due on lease execution:

First Month for when Base Rent is Due:	$88,927.36
Estimated Additional Rent for First Month when Additional Rent is Due:	$22,231.84
Security Deposit:	$560,000.00

Total Due:	$671,159.20

1.	PREMISES; ACCEPTANCE OF PREMISES.

1.1 Premises. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, for the original Term as set forth above, subject to the terms and conditions in this Lease. The Premises shall include, and Landlord hereby grants to the “Tenant Parties” (as hereinafter defined), the right to use, in common with other tenants of the Project, the “Common Areas” (as hereinafter defined) “Common Areas” means all areas, driveways, driveway entrances, parking areas, sidewalks, exterior doors, space, facilities, and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant, and other tenants of the Project. Landlord hereby grants Tenant a non-exclusive right to use the Common Areas during the Term, subject to the terms and conditions of this Lease.

1.2 Tenant’s Acceptance of Premises. By occupying the Premises, Tenant accepts the Premises in its “AS-IS, WHERE IS” condition with all faults condition as of the date of Tenant’s occupancy, subject to Landlord’s completion of Landlord’s Work, as defined in the Work Letter attached hereto as Exhibit B, and completion of punch-lists, if any, relating to Landlord’s Work, and Landlord shall have no obligation to perform or pay for any repair or other work, other than as set forth in this Lease.

2.	RENT AND SECURITY DEPOSIT.

2.1 Rent; No Right of Offset. The Base Rent, the Additional Rent and all other payments and reimbursements required to be made by Tenant under this Lease shall constitute “Rent”. Tenant shall make each payment of the following items of Rent when due, without prior notice, demand, deduction or offset.

2.2 Base Rent. Base Rent due under this Lease shall be as set forth in Section (A) of the Basic Lease Terms. The monthly installment of Base Rent for the first month of the Term for which Base Rent is due, together with

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the Additional Rent for the first month of the Term for which Additional Rent is due, shall be due upon the execution of this Lease by both parties. Monthly installments of Base Rent shall then be due on the first day of each calendar month as set forth in Section (A) of the Basic Lease Terms. If the Term begins on a day other than the first day of a month or ends on a day other than the last day of a month, the Base Rent and Additional Rent for each partial month shall be prorated. Notwithstanding the foregoing, Landlord hereby acknowledges and agrees that the amount of Base Rent paid by Tenant upon the execution of this Lease by both parties represents payment by Tenant of the Base Rent first due under this Lease.

2.3 Additional Rent. From and after the Commencement Date, without abatement, Tenant shall pay as “Additional Rent” Tenant’s Proportionate Share of all Operating Expenses. Tenant also shall pay as “Additional Rent” Tenant’s Proportionate Share of Taxes (defined in Section 3) and all late fees incurred by Tenant. Notwithstanding the foregoing, Landlord hereby acknowledges and agrees that the amount of Additional Rent paid by Tenant upon the execution of this Lease by both parties represents payment by Tenant of the Additional Rent first due under this Lease.

2.4 Operating Expenses Inclusions. “Operating Expenses” shall mean and include all amounts, expenses and costs of whatever nature that Landlord incurs or pays because of or in connection with the ownership, security, insurance, control, operation, administration, (including, without limitation, concierge services), repair, management, replacement or maintenance of the Building , the Land, and the Common Areas, and all related improvements thereto or thereon and all machinery, equipment, landscaping, fixtures and other facilities, including personal property and all costs associated with maintaining any certification(s) achieved by the Building, as may now or hereafter exist in or on the Building or Land (including the associated Parking Areas as herein defined). Operating Expenses include, but are not limited to, the following: (1) Taxes (defined below) and the cost of any tax consultant employed to assist Landlord in determining the fair tax valuation of the Building and Land; (2) the cost of all utilities which are not billed separately to a tenant of the Building for above-building standard utility consumption; (3) the cost of insurance; (4) the cost of repairs and replacements, (5) reasonable property management fees and expenses, (6) landscaping installation and maintenance costs, (7) the cost of security services (if provided), sewer services (if provided), and trash services (if provided), (8) replacement reserves for capital items which reserve shall not exceed five cent per rentable square foot of the Premises per calendar year; (9) the cost of dues, assessments, and other charges applicable to the Land payable to any property or community owner association under restrictive covenants or deed restrictions to which the Premises are subject, if any; (10) the cost of any labor-saving or energy-saving device or other equipment installed in the Building or on the Land, amortized over a period together with an amount equal to interest at an amortization rate on the unamortized balance, which calculation shall be reasonably determined by Landlord; (11) alterations, additions, and improvements made by Landlord to comply with Law (defined below); and (12) wages and salaries of personnel up to and including the level of Property Manager, provided that the wages of employees not fully devoted to the Building shall be equitably prorated by Landlord). There shall be no duplication of costs for reimbursements in calculating Operating Expenses. Operating Expenses for 2021 are presently estimated by Landlord to be $0.16 per rentable square foot of space in the Premises per month. In addition to Operating Expenses, Tenant shall also be liable for the cost of all utilities supplied to the Premises.

2.5 Operating Expense Exclusions. Operating Expenses shall not include the following: (1) any loan costs for interest, amortization, or other payments on loans to Landlord; (2) expenses incurred in leasing or procuring tenants; (3) legal expenses other than those incurred for the general benefit of the Building’s tenants; (4) allowances, concessions, and other costs of renovating or otherwise improving space for occupants of the Building or vacant space in the Building; (5) federal income taxes imposed on or measured by the income of Landlord from the operation of the Building; (6) rents due under ground leases; (7) costs incurred in selling, syndicating, financing, mortgaging, or hypothecating any of Landlord’s interests in the Building; (8) wages and salaries of personnel above the level of Property Manager; (9) costs of capital repairs to and replacements of the Building, except (i) new capital improvements to the extent the same are (a) reasonably expected to reduce the normal operating costs (including, without limitation, utility costs) of the Building, (b) for the purpose of complying with any law, rule or order (or amendment thereto) for which compliance was not required as of the

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date of this Lease, or (c) for life/safety reasons( provided, however, that such capital costs shall be amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof, taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment); (10) costs resulting from latent defects in design, construction or workmanship with respect to the Building; (11) costs due to Landlord’s default under this Lease and/or costs due to the negligence or willful misconduct of any of Landlord’s “Indemnified Parties” (as hereinafter defined); (12) any costs, fines or penalties incurred due to violations by Landlord of any Laws and the defense of same; (13) rental or other payments made under any ground lease or “Primary Lease” (as hereinafter defined); (14) costs of containing, removing or otherwise remediating any “Hazardous Material” (as hereinafter defined) to the extent not required as a result of any act, omission or negligence of any Tenant Party; and (15) leasing costs of any type, including but not limited to attorneys’ fees, brokers’ fees and commissions associated with the lease of any other tenant or occupant of the Project.

2.6 Operating Expense Calculation and Notices. The initial monthly payments for Operating Expenses shall be calculated by taking 1/12 of Landlord’s estimate of Tenant’s Proportionate Share of Operating Expenses for a particular calendar year (or any portion of a year as reasonably determined by Landlord). The initial monthly payments are estimates only, and shall be increased or decreased annually to reflect the projected actual Operating Expenses for a particular year. If Landlord fails to give Tenant notice of Landlord’s estimate of Tenant’s Proportionate Share of Operating Expenses in accordance with this subsection for any calendar year, then Tenant shall continue making Additional Rent payments in accordance with the estimate for the previous calendar year until a new estimate is provided by Landlord. If during any calendar year Landlord reasonably determines that, because of an unexpected increase in Operating Expenses or other reasons, Landlord’s estimate of Operating Expenses was too low, then Landlord shall have the right to give a new statement of the estimated Proportionate Share of Operating Expenses due from Tenant for the applicable calendar year or the balance of the estimated amount and to bill Tenant for any deficiencies which have accrued during the calendar year or any portion of the year, and Tenant shall then make monthly payments based on the new statement. Within one hundred twenty (120) days after the end of each calendar year and the Expiration Date, Landlord shall prepare and deliver to Tenant a statement showing Tenant’s actual Proportionate Share of Operating Expenses for the previous calendar year. Unless Tenant makes written exception to any item within one hundred twenty (120) days after Landlord furnishes its annual statement (“Final Statement”) of Tenant’s Additional Rent, the statement shall be considered as final and accepted by Tenant; provided nothing shall release Landlord from its willful misconduct. If Tenant’s total monthly payments of its Proportionate Share for the applicable calendar year are more than Tenant’s actual Proportionate Share of Operating Expenses, then Landlord shall return such excess to Tenant within thirty (30) days after delivery of the Final Statement. If Tenant’s total monthly payments of Tenant’s Proportionate Share of Operating Expenses for any year are less than Tenant’s actual Proportionate Share of Operating Expenses for that year, Tenant shall pay the difference to Landlord within thirty (30) days after Landlord’s request for payment. Operating Expenses for 2021 are presently estimated to be $0.16 per rentable square foot of space in the Premises per month.

Throughout the Term, Landlord shall maintain books and records of the calculations of Operating Expenses. So long as Tenant is not then in default of any term or condition of this Lease beyond any applicable notice and cure period, Tenant shall have the right to conduct a Tenant’s Review, as hereinafter defined, at Tenant’s sole cost and expense (including, without limitation, photocopy and delivery charges), upon thirty (30) days’ prior written notice to Landlord. “Tenant’s Review” shall mean a review of Landlord’s books and records relating to (and only relating to) Operating Expenses payable by Tenant hereunder for the most recently completed calendar year as reflected on Landlord’s final year-end reconciliation of Operating Expenses (“Final Statement”). Tenant’s Review must be performed by either an employee of Tenant or by a Certified Public Accountant (“CPA”) reasonably satisfactory to Landlord. Tenant must elect to perform a Tenant’s Review by written notice of such election received by Landlord within ninety (90) days following delivery to Tenant of the Final Statement for the most recently completed calendar year. In the event that Tenant fails to make such election in the time and manner required or fails to diligently perform such Tenant’s Review to completion, then Landlord’s calculation of Operating Expenses shall be final and binding on Tenant. Tenant hereby acknowledges and agrees that even if

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Tenant has elected to conduct a Tenant’s Review, Tenant shall nonetheless pay all Operating Expense payments to Landlord, subject to readjustment. Tenant further acknowledges that Landlord’s books and records relating to the Building may not be copied in any manner, are confidential, and may only be reviewed at a location reasonably designated by Landlord, but Landlord will make such records available within the metropolitan area in which the Premises is located. Tenant shall provide to Landlord a copy of Tenant’s Review as soon as reasonably possible after the date of such Tenant’s Review. If Tenant’s Review reflects a reimbursement owing to Tenant by Landlord, and if Landlord disagrees with Tenant’s Review, then Tenant and Landlord shall jointly appoint an auditor to conduct a review (“Independent Review”), which Independent Review shall be deemed binding and conclusive on both Landlord and Tenant. If the Independent Review results in a reimbursement owing to Tenant equal to five percent (5%) or more of the amounts reflected in the Final Statement, the costs of the Independent Review shall be paid by Landlord, but otherwise Tenant shall pay the costs of Tenant’s Review and the Independent Review. Under no circumstances shall Tenant conduct a review of Landlord’s books and records whereby the auditor operates on a contingency fee or similar payment arrangement. Any such reviewer must sign a commercially reasonable non-disclosure, non-solicitation, and confidentiality agreement. Tenant agrees to use reasonable efforts to keep the results of its audit confidential, except for such disclosures to Tenant’s agents, employees, attorneys, accountants, financial advisors, officers, directors, members and contractors, and except for such disclosures as may be required by law, compelled by judicial process or which may be necessary to enforce the terms and provisions of this Lease.

2.7 Grossed-Up Operating Expenses. In the event that the Building is not fully occupied during any year, an adjustment shall be made in computing the Operating Expenses for such year so that Tenant pays an equitable portion of all varied items of Operating Expenses, as reasonably determined by Landlord

2.8 Security Deposit. Tenant shall deposit the Security Deposit with Landlord on the date this Lease is executed by Tenant, which, in the manner described in and subject to the provisions of ,Section (M) of the Basic Lease Terms, shall be held by Landlord to secure Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages for an Event of Default (defined below). Landlord may use any portion of the Security Deposit to satisfy Tenant’s unperformed obligations under this Lease, to reimburse Landlord for performing any such obligations or to compensate Landlord for its damages arising from Tenant’s failure to perform its obligations, without prejudice to any of Landlord’s other remedies. If so used, Tenant shall, upon request, pay Landlord an amount that will restore the Security Deposit to its original amount. The Security Deposit shall be Landlord’s property. The Security Deposit shall be maintained by Landlord in a segregated, non-interest bearing account. The unused portion of the Security Deposit will be returned to Tenant within forty-five (45) days following the Expiration Date (or the date on which Tenant surrenders the Premises, if later) or sooner termination of this Lease, provided that Tenant has vacated the Premises. In the event of a sale or other transfer of the Building, Landlord shall be relieved of all liability for the Security Deposit provided that Landlord transfers the same to the purchaser or transferee, and provided that the purchaser or transferee assumes Landlord’s obligations under this Lease in writing (which may be in the form of a general assignment).

3.	TAXES

3.1 Real Property Taxes. The term “Taxes” shall include all taxes, assessments and governmental charges that accrue against the Premises, the Land, and the Building, whether federal, state, county, or municipal, and whether imposed by taxing or management districts or authorities presently existing or hereafter created. The initial monthly payments for Taxes shall be calculated by taking 1/12 of Landlord’s estimate of Tenant’s Proportionate Share of Taxes for a particular calendar year (or any portion of a year as reasonably determined by Landlord). If, during the Term, there is levied, assessed or imposed on Landlord a capital levy or other tax directly on the Rent; or a franchise tax, margin tax, assessment, levy or charge measured by or based, in whole or in part, upon the Rent; then all such taxes, assessments, levies or charges, or any part so measured or based, shall be included within the term “Taxes.” In determining whether the cost of any improvements constructed in the Premises for Tenant is disproportionately higher than the cost of improvements constructed in the premises of

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other tenants of the Building, Landlord will consider factors including, but not limited to, the following: (1) percentage of office fmish of the Premises, (2) levels of office fmish, (3) air conditioning, (4) parking, (5) and other differing and distinguishing factors between the improvements constructed in the Tenant’s Premises and the improvements constructed in the premises of other tenants which Landlord reasonably determines impact the assessed value of the Taxes. The provisions of Section 2.6 relating to Tenant’s right to audit Operating Expenses shall also apply to this Section 3.1.

3.2 Personal Property Taxes. Tenant shall before delinquency pay all taxes and assessments levied or assessed against any personal property, trade fixtures or alterations placed in or about the Premises; and within a reasonable time following Landlord’s written request, deliver to Landlord receipts from the applicable taxing authority or other evidence acceptable to Landlord to verify that the taxes have been paid. If any such taxes are levied or assessed against Landlord or its property, and (1) Landlord pays them or (2) the assessed value of Landlord’s property is increased and Landlord pays the increased taxes, then Tenant shall pay to Landlord the amount of all such taxes within ten (10) days after Landlord’s request for payment.

4.

LANDLORD’S MAINTENANCE AND REPAIR OBLIGATIONS. Landlord shall maintain the structural portions of the Building, including the roof, the foundation, the Parking Areas, common area utility lines, and the Common Areas in good working order and condition, and otherwise in compliance with applicable laws, subject to Tenant’s maintenance obligations and further subject to reimbursement of the cost of such maintenance in accordance with Article 2 above. Landlord shall not be responsible for: (i) such alterations to the Building’s structure required by Laws because of Tenant’s use of the Premises (all alterations shall be performed by Tenant), or (ii) repairs to interior columns of the Building located within the Premises. The Building’s structure does not include skylights, windows, glass or plate glass, doors, special storefronts or office entries, all of which shall be maintained by Tenant. Except for maintaining the Building’s structure as described in this Section 4, Landlord shall not be required to maintain or repair at Landlord’s expense any other portion of the Premises. LANDLORD’S LIABILITY FOR ANY DEFECTS, REPAIRS, REPLACEMENT OR MAINTENANCE FOR WHICH LANDLORD IS RESPONSIBLE UNDER THIS LEASE SHALL BE LIMITED TO THE COST OF PERFORMING SUCH WORK.

5.	TENANT’S MAINTENANCE AND REPAIR OBLIGATIONS

5.1 Tenant’s Maintenance of the Premises. Tenant shall maintain all parts of the Premises except for maintenance work for which Landlord is expressly responsible for under Section 4 in good condition and shall promptly make all necessary repairs and replacements to the Premises. All repairs and replacements performed by or on behalf of Tenant shall be performed in a good and workmanlike manner acceptable in all respects to Landlord, and in accordance with Landlord’s standards applicable to alterations or improvements performed by Tenant.

5.2 Tenant’s Maintenance of the Common Areas. Tenant shall repair and pay for any damage caused by a Tenant Party (defined below) or caused by any failure by Tenant to perform obligations under this Lease. Tenant and any Tenant Party shall not do anything that would inhibit or prevent other tenants’ use and enjoyment of the Common Areas.

5.3 HVAC System. Subject to the express provisions of this Section 5.3, maintenance, repair and replacement of the air conditioning, ventilating, and heating equipment shall be solely the responsibility of Tenant throughout the entire Term. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating, ventilating, and air conditioning (“HVAC”) systems and equipment within the Premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to the Landlord) within thirty (30) days of the date Tenant takes possession of the

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Premises. In the event Tenant fails to provide Landlord a copy of the service contract which meets the requirements of this Section 5.3 within such thirty (30) day period, Tenant shall pay to Landlord a late delivery fine of One Hundred and No/100 Dollars ($100.00) for each month, or portion thereof, following such thirty (30) day period in which Tenant fails to deliver the same. Tenant shall furnish proof reasonably satisfactory to the landlord at least once per year that all such systems and equipment are being serviced in accordance with the maintenance/service contract. Landlord reserves the right to request such proof once per quarter. Landlord also reserves the right to inspect all HVAC equipment with 24 hours’ written notice. Within the three (3) month period preceding Tenant’s vacating the Premises for any reason, whether due to expiration of earlier termination of the Term, or otherwise, Tenant shall have the systems and equipment checked and serviced to insure proper functioning and shall furnish Landlord satisfactory proof thereof upon request.

5.4 Landlord’s Optional Performance of Tenant’s Obligations. Landlord has the right, but not the obligation, to perform or provide any maintenance, repairs or replacements to be performed by Tenant under Section 5 and to provide any utility service that Tenant is required to provide under Section 8 below, if Tenant fails to commence such cure within ten (10) days’ following written notice from Landlord and thereafter fails to diligently prosecute such cure to completion. If Landlord exercises its rights under the preceding sentence, then Tenant shall reimburse Landlord for all expenses and costs incurred by Landlord in performing Tenant’s obligations plus an additional five percent (5%) of such amount to compensate Landlord for the overhead and administrative costs relating to the performance of all such obligations.

6.	ALTERATIONS BY TENANT.

6.1 No Tenant Alterations. Subsequent to Tenant’s initial installation of process equipment, machinery, and related improvements pursuant to the Work Letter attached hereto as Exhibit B, Tenant shall not make any changes, modifications, alterations, additions or improvements to the Premises, or install any heat or cold generating equipment, or other equipment, machinery or devices in the Premises or any other part of the Building, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Landlord’s consent shall not be required for any alteration to the interior of the Premises that complies with the following requirements: (a) is non-structural in nature; (b) does not affect the roof or any area outside of the Premises; (c) does not materially affect the electrical, plumbing, HVAC or mechanical systems in the Building or servicing the Premises, or the sprinkler or other life safety system; (d) costs less than $25,000.00 for each such alteration project in the aggregate; (e) Landlord receives five (5) business days’ prior written notice (and entry of workers is coordinated with management); (f) Tenant is not then in default; (g) Landlord’s insurance requirements are satisfied; and (h) Landlord receives “as built” plans, if applicable. This Section 6.1 shall not apply to Landlord’s Work or the initial construction of the Premises, which shall be governed by the Work Letter attached hereto as Exhibit B.

6.2 Requirements for Landlord’s Written Consent. Landlord shall not be required to notify Tenant of whether it consents to any alterations until it has received plans and specifications which are sufficiently detailed to allow construction of the work depicted in them to be performed in a good and workmanlike manner and Landlord has had a reasonable opportunity to review them. Without in any way limiting Landlord’s rights to refuse its consent to Tenant’s proposed alterations, if Landlord consents in writing to Tenant’s proposed alterations, then Landlord’s consent shall be conditioned without limitation on all of the following: (i) Landlord’s approval of the contractor and such contractor’s insurance coverage, (ii) Landlord’s supervision of the installation, (iii) Landlord’s approval of final plans and specifications for the alterations, (iv) the appropriate governmental agency, if any, having final and complete plans and specifications for such work, and (v) Landlord’s determination of whether any alterations to the Premises, or installations of any equipment would affect any other tenant or occupant, the Building’s systems or the Building’s structure. If the alterations will affect the Building’s structure, HVAC System, or mechanical, electrical, or plumbing systems, then the plans and specifications must be prepared by a licensed engineer reasonably acceptable to Landlord. Landlord’s approval of any plans and specifications shall not be a representation that the plans or the work depicted in them will comply with any applicable Law (defined below) or be adequate for any purpose, but shall merely be Landlord’s consent

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to Tenant’s installation of the alterations. If Landlord’s consent is granted, any such alterations shall be made at Tenant’s sole cost and expense. With respect to any alteration, addition or improvement requiring Landlord’s prior written consent, Landlord shall consent to any request for approval of any alteration, addition or improvement, and any contractor, engineer or other professional within twenty (20) days after Tenant’s written request, and Landlord shall provide reasonably detailed reasons for any refusal. In the event that Landlord fails to approve or reject any proposed alteration, addition, or improvement within such twenty (20) day period, then Tenant may resubmit its request (including all documentation and other materials) a second time. In the event that Landlord fails to approve or reject the proposed alteration, addition, or improvement within three (3) business days after Landlord receives such second request (including all supporting documentation), then the proposed alteration, addition, or improvement shall be deemed approved. Upon completion of any alteration, Tenant shall deliver to Landlord accurate, reproducible “as-built” plans, if applicable. All work performed by Tenant in the Premises, including work relating to the alterations or their repair, shall be performed in a good and workmanlike manner in accordance with Law (defined below) and with Landlord’s and Landlord’s insurance carriers’ specifications and requirements. Tenant may erect shelves, bins, machinery and trade fixtures, provided that such items (1) do not alter the basic character of the Premises or the Building; (2) do not overload or damage the Building; and (3) may be removed without damage to the Premises.

6.3 Ownership of Alterations. Upon the Expiration Date or earlier termination of this Lease, Tenant shall return the Premises to Landlord clean and as close to the condition existing at the time Tenant took possession of the Premises as reasonably practicable, except for: (i) ordinary wear and tear, (ii) damage that Landlord has the obligation to repair under the terms of this Lease, (ii) all changes, modifications, alterations, additions or improvements that Landlord did not require Tenant to remove at the time of Landlord’s consent thereto, and (iv) damage by casualty. Except as provided below, all changes, modifications, alterations, additions or improvements and property at the Premises (including wall to wall carpeting, paneling or other wall covering and any other surface material attached to or affixed to the floor, wall or ceiling of the Premises) will remain in and be surrendered with the Premises upon the Expiration Date or earlier termination of this Lease, and Tenant waives all rights to any payment, reimbursement or compensation for the property that must remain at the Premises in accordance with this subsection. Tenant may remove its equipment, inventory, and trade fixtures as necessary in the ordinary course of business. Tenant must, however, remove from the Premises prior to the Expiration Date or earlier termination of this Lease any changes, modifications, alterations, additions or improvements that Landlord has designated for removal at the time of Landlord’s written approval of such changes, modifications, alterations, additions or improvements. Tenant must promptly repair any damage to the Premises caused by its removal of personal property, changes, modifications, alterations, additions or improvements.

6.4 Construction Management Fee. In connection with any such alteration, addition, or improvement, Tenant shall pay to Landlord a “Construction Management Fee” equal to a percentage of all costs incurred for such work based on the following schedule:

Cost of Work	Percentage Fee
First $0 to $149,999	5%
Next $150,000 to $349,999	4%
Next $350,000 to $499,999	3%
Next $500,000 to $999,999	2%
$1,000,000 and greater	1.5%

6.5 Sustainability. Alterations shall be performed in accordance with Landlord’s reasonable requirements relating to sustainability and energy efficiency, including the following:

•	Tenant shall specify ENERGY STAR® and/or Water Sense® certified equipment and fixtures that will be installed within the Premises;

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•

Tenant shall specify energy efficient light bulbs such as LEDs, T-8, and T-5 linear fluorescents for supplemental tasks and accent lighting and consider installing occupancy and vacancy sensor and daylighting controls;

•	Tenant shall specify that all interior paints, coatings, sealants and adhesives are low volatile organic compounds (VOCs); and

•	Tenant shall specify that flooring materials are FloorScore, Green Label, or Green Label Plus certified.

In all cases, Tenant shall ensure that alterations made on its behalf shall not cause any negative impact to any existing energy and/or sustainability related certification(s) such as LEED or ENERGY STAR, and should such negative impact result from an alteration, Tenant, at its sole cost and expense, shall cause such modifications to the alteration as are necessary to correct the negative impact.

7.	SIGNS

7.1 Premises’ Exterior. Tenant shall not, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed (i) make any changes to the exterior of the Premises or the Building, (ii) install any exterior lights, decorations, balloons, flags, pennants, banners or paintings, (iii) erect or install any signs, windows, blinds, draperies, window treatments, bars, security installations, or door lettering, decals, window or glass-front stickers, placards, decorations or advertising media of any type that is visible from the exterior of the Premises. Landlord shall not be required to notify Tenant in writing of whether it consents to any sign until Landlord has had reasonable opportunity to review detailed, to-scale drawings specifying the design, material composition, color scheme, and method of installation.

7.2 Sign Requirements. Signs and lettering will comply with Landlord’s requirements set forth in Exhibit E, if applicable. Tenant shall erect any signs in accordance with the plans and specifications, in a good and workmanlike manner, in accordance with all Laws and architectural guidelines in effect for the area in which the Building is located and will obtain all requisite approvals (the “Sign Requirements”), and in a manner so as not to unreasonably interfere with the use of the Building grounds while such construction is taking place; thereafter, Tenant shall maintain the sign in a good, clean, and safe condition in accordance with the Sign Requirements.

7.3 Sign Removal. After the Expiration Date or earlier termination of this Lease or after Tenant’s right to possess the Premises has been terminated pursuant to Section 20, Landlord may require that Tenant remove Tenant’s signs by delivering to Tenant written notice within thirty (30) days after the termination of the Lease. If Landlord so requests, Tenant shall within ten (10) days after Tenant’s receipt of the notice remove the sign, repair all damage caused by the sign and its installation and removal, and restore the Building to its condition before the installation of the sign including, but not limited to, making the following restoration and repair work: hole punching, electrical work, and repair of Building exterior discoloring or fading made noticeable by removal of the signage. If Tenant fails timely to remove the sign and perform the repair work, Landlord may, at Tenant’s expense, remove the sign, perform the related restoration and repair work, and dispose of the sign in any manner Landlord deems appropriate.

8.

UTILITIES. Tenant shall maintain in Tenant’s name, and Tenant shall pay directly to the appropriate utility provider all charges for all water, gas, electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises, which usage will be measured by separate meters to be installed and paid for by Tenant (provided, however, that Tenant may utilize the Allowance to pay the cost thereof), together with any taxes, penalties, surcharges, maintenance charges, and similar charges pertaining to Tenant’s use of the Premises. Landlord shall deliver the Premises to Tenant with electricity, water, and sewer stubbed to the Building. Tenant shall heat the Premises as necessary to prevent any freeze damage to the Premises, Building, or any portion. Tenant’s use of electric current shall at no time exceed the capacity of the feeders or lines to the Building or the risers or wiring installation of the Building or the Premises. Landlord may, at

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Tenant’s expense, separately meter and bill Tenant directly for its use of any such utility service, in which case the amount separately billed to Tenant for Building standard utility service shall not be duplicated in Tenant’s obligation to pay Additional Rent under Section 2.3. Landlord shall not be liable for any interruption or failure of utility service to the Premises, and Tenant shall not be entitled to any abatement or reduction of Rent by reason of any interruption or failure of utilities or other services to the Premises. Any interruption or failure in any utility or service shall not be construed as an eviction, constructive or actual of Tenant or as a breach of the implied warranty of suitability, and shall not relieve Tenant from the obligation to perform any covenant or agreement under this Lease; provided Landlord works with due diligence to restore such utility or service. In no event shall Landlord be liable for damage to persons or property, including, without limitation, business interruption, damages, or shall Landlord be in default under this Lease, as a result of any such interruption or failure; provided Landlord works with due diligence to cure such interruption or failure. All amounts due from Tenant under this Section 8 shall be payable within ten (10) days after Landlord’s request for payment.

Tenant acknowledges and affirms its knowledge and understanding of Landlord’s efforts to benchmark utility consumption within the entirety of the Building. As such, Tenant authorizes Landlord, acting on behalf of the Tenant, to request that the applicable utility provider deliver directly to Landlord the necessary consumption information to enable Landlord to satisfy the requirements established by the US EPA for whole building data for the Energy Star Portfolio Manager tool. Tenant agrees to deliver such additional written authorization to Landlord as may be required or mandated by the applicable utility provider to enable delivery of the requested consumption information. Tenant further authorizes Landlord to incorporate Tenant’s utility consumption data in the Energy Star Portfolio Manager tool, and/or such other benchmarking initiatives as Landlord actively participates in, subject only to the provision that Landlord will exercise commercially reasonable care to maintain the privacy of Tenant’s specific consumption data. Any public dissemination of such data shall be in aggregate with other Building tenants’ and occupants’ consumption data, with no direct identification of individual tenant usage or source of usage within the Building. To the extent that the applicable utility provider is unable, or unwilling, to deliver the required utility consumption data as defined hereinabove, Tenant acknowledges and recognizes its obligation to deliver to Landlord that information directly, as an integral requirement of this Lease. Such information shall be delivered in the format set forth by Landlord for this purpose, on the same frequency as the invoicing received by Tenant from the utility provider for utilities consumed, unless some other frequency is agreed to in writing by Landlord and Tenant.

9.	INSURANCE. Tenant shall carry, throughout the Term of the Lease (as may be extended), and at any time that Tenant is occupying or in possession of the Premises, the following:

(a) Tenant’s Liability Insurance. Commercial general liability insurance naming the Landlord as an additional insured against any and all claims for bodily injury and property damage occurring in, or about the Premises arising out of Tenant’s use and occupancy of the Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of Five Million Dollars ($5,000,000). Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord’s insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this lease.

(b) Tenant’s Property Insurance. Personal property insuring all equipment, trade fixtures, inventory, fixtures, and personal property located on or in the Premises for perils covered by the causes of loss - special form (all risk) and in addition, coverage for flood, wind, earthquake, terrorism and boiler and machinery (if applicable). Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing.

(c) Business Interruption Insurance. Business interruption and extra expense insurance in such amounts to reimburse Tenant for direct or indirect loss attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or the Building as result of such perils.

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(d) Workers’ Compensation/Employers Liability Insurance. Workers’ compensation insurance in accordance with statutory law and employers’ liability insurance with a limit of not less than $1,000,000 per accident, $1,000,000 disease, policy limit and $1,000,000 disease limit each employee.

(e) Increase in Coverage. Landlord may, by notice to Tenant, require an increase in policy limits or require that Tenant carry other forms of insurance; provided that the same are commercially reasonable and in keeping with the insurance requirements of owners of similar properties in the applicable submarket in which the Premises is located.

(f) General Requirements. The policies required to be maintained by Tenant shall be with companies rated A- X or better by A.M. Best. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA. Any deductible amounts under any insurance policies required hereunder shall not exceed $1,000. Certificates of insurance (certified copies of the policies may be required) shall be delivered to Landlord prior to the commencement date and annually thereafter at least thirty (30) days prior to the policy expiration date. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease. Each policy of insurance shall provide notification to Landlord at least thirty (30) days prior to any cancellation or modification to reduce the insurance coverage.

(g) Failure to Maintain. In the event Tenant does not purchase the insurance required by this lease or keep the same in full force and effect, Landlord may, but shall not be obligated to purchase the necessary insurance and pay the premium. The Tenant shall repay to Landlord, as Additional Rent, the amount so paid promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as additional rent, any and all reasonable expenses (including attorneys’ fees) and damages which Landlord may sustain by reason of the failure to Tenant to obtain and maintain such insurance.

(h) Landlord’s Insurance. Landlord shall keep in force during the Term insurance in such amounts and coverages as Landlord or its lenders and/or beneficiaries deem appropriate and commercially reasonable. Without limitation to the generality of the foregoing, Landlord shall keep in full force and effect insurance in at least the following minimum types and levels:

(1) Fire, extended coverage and vandalism and malicious mischief insurance insuring the Building in an amount not less than the full replacement cost thereof;

(2) A commercially reasonable policy of Commercial General Liability insurance with limits substantially consistent with similar commercial industrial buildings in the applicable submarket; and

(3) Such other insurance as Landlord deems necessary in its sole and absolute discretion.

10.

SUBROGATION OF RIGHTS OF RECOVERY. Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties’ property, to the extent that such loss or damage is insured by an insurance policy (or in the event either party elects to self-insure any property coverage required) required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer whereby the insurer waives its rights of subrogation against the other party. The provisions of this clause shall not apply in those instances in which waiver of subrogation would cause either party’s insurance coverage to be voided or otherwise made uncollectible.

11.	CASUALTY DAMAGE.

11.1 Casualty. Tenant immediately shall give written notice to Landlord of any damage to the Premises, the Building, Project, or the Land. If the Premises, Building, Project, or the Land are totally destroyed by an insured peril, or so damaged by an insured peril that, in Landlord’s estimation, rebuilding or repairs cannot be

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substantially completed (exclusive of leasehold improvements Tenant makes) within two hundred ten (210) days after the date of Landlord’s actual knowledge of the damage, then Landlord may terminate this Lease by delivering to Tenant written notice of termination within thirty (30) days after the damage. If the Premises, Building, Project, or the Land are totally destroyed by an insured peril, or so damaged by an insured peril that, in Landlord’s estimation, rebuilding or repairs cannot be substantially completed (exclusive of leasehold improvements Tenant makes) within two hundred ten (210) days after the date of Landlord’s actual knowledge of the damage, then Landlord may, at its expense, relocate Tenant to space reasonably comparable to the Premises, provided that Landlord notifies Tenant of its intention to do so in a written notice delivered to Tenant within thirty (30) days after the damage. Such relocation may be for a portion of the remaining Term or the entire Term. Landlord shall complete any such relocation within ninety (90) days after Landlord has delivered such written notice to Tenant. If the Premises, Building, Project, or the Land are totally destroyed by an insured peril, or so damaged by an insured peril that, in Landlord’s estimation, rebuilding or repairs cannot be substantially completed (exclusive of leasehold improvements Tenant makes) within two hundred ten (210) days after the date of Landlord’s actual knowledge of the damage, and if Landlord does not elect to relocate Tenant following such damage to the Premises or the Building, and a Tenant Party did not cause such damage, then Tenant may terminate this Lease by delivering to Landlord written notice of termination within (15) days following the date on which Landlord notifies Tenant in writing of the estimated time for the restoration.

If Landlord estimates that the Premises will remain untenantable for in excess of two hundred ten (210) days, then Tenant may elect to terminate this Lease by written notice delivered to Landlord within thirty (30) days following Landlord’s delivery to Tenant of the estimated duration that the Premises will remain untenantable. If Landlord estimated the duration that the Premises would remain untenantable at two hundred ten (210) days or less, and following two hundred ten (210) days’ from the date of casualty the Premises remains untenantable, then Tenant may thereafter terminate this Lease upon ten (10) business days’ prior written notice to Landlord (and such termination shall be effective unless Landlord delivers the Premises in the required condition within said ten (10) business day period). If Landlord estimated the duration that the Premises would remain untenantable at more than two hundred ten (210) days (but neither party elected to terminate this Lease), and the Premises remains untenantable for more than thirty (30) days following the estimated completion date (subject to extension for force majeure and delays caused by Tenant), then Tenant may thereafter terminate this Lease upon ten (10) business days’ prior written notice to Landlord (and such termination shall be effective unless Landlord delivers the Premises in the required condition within said ten (10) business day period). If there is a casualty during the last twelve (12) months of the Term, and if due to such casualty Landlord estimates that the Premises shall remain untenantable for in excess of thirty (30) days, then Tenant may elect to terminate this Lease by written notice delivered to Landlord within ten (10) business days following Landlord’s delivery to Tenant of the estimated duration that the Premises will remain untenantable.

11.2 Restoration of Premises. Subject to Section 11.3, if this Lease is not terminated under Section 11.1, (or if the Building or the Premises are damaged but not totally destroyed by any insured peril, and in Landlord’s estimation, rebuilding or repairs can be substantially completed within two hundred ten (210) days after the date of Landlord’s actual knowledge of such damage, this Lease shall not terminate), then Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the alterations, other improvements, or personal property required to be covered by Tenant’s insurance under Section 9.

11.3 Rent Abatement. If the Premises is untenantable, in whole or in part, then the Rent for that period shall be reduced to such extent as may be fair and reasonable under the circumstances; provided, however, Rent shall not abate (except to the extent Landlord receives insurance proceeds) and Tenant may not terminate the Lease if a Tenant Party caused the damage.

11.4 Insurance. If the Premises are destroyed or substantially damaged by any peril not covered by the insurance maintained by Landlord, or any Landlord’s Mortgagee (defined below) requires that insurance proceeds be applied to the indebtedness secured by its Mortgage (defined below) or to the Primary Lease

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obligations, or the insurance proceeds available to Landlord to restore the building are insufficient in Landlord’s opinion, then Landlord may terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days of the later of the date upon which any destruction or damage incurred, or the date upon which Landlord learns there are not enough insurance proceeds, or Landlord learns of any such requirement by any Landlord’s Mortgagee, as applicable. In the event Landlord terminates the Lease, all rights and obligations hereunder shall cease and terminate, except for any liabilities of Tenant, which accrued before the Lease terminates, but subject to rent abatement as provided in Section 11.3.

12.	LIABILITY. INDEMNIFICATION. AND NEGLIGENCE.

12.1 TENANT’S INDEMNITY OF LANDLORD. SUBJECT TO APPLICABLE LIMITATIONS ON LIABILITY, RELEASES, AND WAIVERS OF SUBROGATION, TENANT SHALL INDEMNIFY, DEFEND, AND HOLD HARMLESS THE INDEMNIFIED PARTIES (AS DEFINED IN SECTION 27.1) FROM AND AGAINST ALL FINES, SUITS, LOSSES, COSTS, LIABILITIES, CLAIMS, DEMANDS, ACTIONS AND JUDGMENTS OF EVERY KIND OR CHARACTER, RELATING DIRECTLY OR INDIRECTLY TO (i) TENANT’S FAILURE TO PERFORM ITS COVENANTS UNDER THIS LEASE, (ii) THE ACTS OR OMISSIONS OF A TENANT PARTY (DEFINED BELOW IN SECTION 27.1) OR ANY OTHER PERSON ENTERING UPON THE PREMISES OR COMMON AREAS UNDER OR WITH A TENANT PARTY’S EXPRESS OR IMPLIED INVITATION OR PERMISSION, (iii) THE OCCUPANCY OR USE OF THE PREMISES BY A TENANT PARTY, OR (iv) ANY OCCURRENCE IN THE PREMISES, HOWEVER CAUSED, OR SUFFERED BY, RECOVERED FROM OR ASSERTED AGAINST ANY INDEMNIFIED PARTIES BY A TENANT PARTY. INDEMNIFICATION OF THE INDEMNIFIED PARTIES BY TENANT SHALL NOT APPLY TO THE EXTENT SUCH LOSS, DAMAGE, OR INJURY IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THE INDEMNIFIED PARTIES.

12.2 LIABILITY. THE INDEMNIFIED PARTIES (AS DEFINED IN SECTION 27.1) SHALL NOT BE LIABLE TO THE TENANT PARTIES (DEFINED IN SECTION 27.1) FOR ANY INJURY TO OR DEATH OF ANY PERSON OR PERSONS OR THE DAMAGE TO OR THEFT, DESTRUCTION, LOSS, OR LOSS OF USE OF ANY PROPERTY OR INCONVENIENCE (COLLECTIVELY AND INDIVIDUALLY A “LOSS”) CAUSED BY CASUALTY, THEFT, FIRE, THIRD PARTIES, REPAIR, OR FAILURE TO REPAIR, OR ALTERATION OF ANY PART OF THIS BUILDING, OR ANY OTHER CAUSE, TO THE EXTENT NOT OTHERWISE CAUSED BY THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF ANY OF THE INDEMNIFIED PARTIES.

12.3 LANDLORD’S INDEMNIFICATION. SUBJECT TO APPLICABLE LIMITATIONS ON LIABILITY, RELEASES, AND WAIVERS OF SUBROGATION, LANDLORD AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS TENANT PARTIES FROM AND AGAINST ALL LIABILITIES, LOSSES, DEMANDS, ACTIONS, EXPENSES OR CLAIMS, INCLUDING REASONABLE ATTORNEYS’ FEES AND COURT COSTS BUT EXCLUDING CONSEQUENTIAL DAMAGES, FOR INJURY TO OR DEATH OF ANY PERSON OR FOR DAMAGE TO ANY PROPERTY TO THE EXTENT SUCH ARE DETERMINED TO BE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTIES IN OR ABOUT THE PREMISES OR THE BUILDING. NONE OF THE EVENTS OR CONDITIONS SET FORTH IN THIS PARAGRAPH SHALL BE DEEMED A CONSTRUCTIVE OR ACTUAL EVICTION OR ENTITLE TENANT TO ANY ABATEMENT OR REDUCTION OF RENT.

12.4 Survival. The provisions of this Section 12 shall survive the expiration or earlier termination of this Lease.

13.	USE; COMPLIANCE WITH LAWS; PARKING.

13.1 Permitted Use. The Premises shall be used only for the Permitted Use and for no other purpose without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

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Without limitation to the generality of the foregoing, the Premises shall not be used for: (i) retail sales, (ii) living or sleeping quarters or a residence, (iii) any use which is disreputable, (iv) an escort service, a massage parlor or spa, blood bank, abortion clinic, or for the sale, distribution or display (electronically or otherwise) of materials or merchandise of a pornographic nature or merchandise generally sold in an adult book or adult videotape store (which are defined as stores in which any portion of the inventory is not available for sale or rental to children under 18 years old because such inventory explicitly details with or depicts human sexuality), or (v) receiving, storing or handling, except in compliance with “Environmental Requirements” (as hereinafter defined) any product, material or merchandise that is explosive or highly inflammable or hazardous or would violate any provision in Section 26. Tenant shall not sell, display, transmit or distribute (electronically or otherwise) materials or merchandise of a pornographic nature or merchandise generally sold in an adult book or adult video tape store (as defined above). Outside storage, including without limitation, storage in non-operative or stationary trucks, trailers and other vehicles (but excepting temporary storage in trucks, trailers or other vehicles in connection with deliveries made to the Building), and vehicle maintenance or repair is prohibited without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations to emanate from the Premises; nor commit, suffer or permit any waste in or upon the Premises; nor at any time sell, purchase or give away or permit the sale, purchase or gift of food in any form by or to any of Tenant’s agents or employees or other parties in the Premises, except through vending machines in employees’ lunch or rest areas within the Premises for use by Tenant’s employees only; nor take any other action that would constitute a public or private nuisance or would disturb the quiet enjoyment of any other tenant of the Building or Project, or unreasonably interfere with, or endanger Landlord or any other person; nor permit the Premises to be used for any purpose or in any manner that would (1) void the insurance thereon, (2) increase the insurance risk, (3) cause the disallowance of any sprinkler credits, (4) violate any Law (defined below) including, but not limited to, any zoning ordinance, or (5) be dangerous to life, limb or property. Tenant shall pay to Landlord on demand any increase in the cost of any insurance on the Premises or the Building incurred by Landlord, which is caused by Tenant’s use of the Premises or because Tenant vacates the Premises, and acceptance of such payment shall not constitute a waiver of any of Landlord’s other rights or remedies nor a waiver of Tenant’s duty to comply herewith.

13.2 Compliance with Laws. Tenant shall be solely responsible for satisfying itself and Landlord that the Permitted Use will comply with all applicable Laws. Tenant shall, at its sole cost and expense, be responsible for complying with all Laws (defined below) and Rules and Regulations (defined below), in either case applicable to the use and occupancy of the Premises and any change in Laws after the Commencement Date causing the condition of the Premises to no longer comply therewith. Landlord shall, at Landlord’s sole cost and expense, comply with all Laws and Rules and Regulations applicable to the condition of the Premises which were in effect as of the date that possession of the Premises was delivered to Tenant. In furtherance thereof: (a) Tenant shall promptly correct, at Tenant’s sole cost and expense, any violation of a Law, or Rules or Regulations with respect to the Premises to the extent such violation first arises after the date that possession of the Premises was delivered to Tenant; and (b) Landlord shall promptly correct, at Landlord’s sole cost and expense, any violation of a Law or Rules and Regulations with respect to the Premises, to the extent such violation existed prior to the date that possession of the Premises was delivered to Tenant. Tenant shall comply with any direction of any governmental authority having jurisdiction which imposes any duty upon Tenant or Landlord with respect to the Premises, Building, and/or Land, or with respect to the occupancy or use thereof.

13.3 Compliance with Rules and Regulations. Tenant will comply with such rules and regulations (the “Rules and Regulations”) generally applying to tenants in the Building and/or Project as may be adopted from time to time by Landlord for the management, cleanliness of, and the preservation of good order and protection of the Premises, Building, Project, and/or the Land. Future Rules and Regulations shall not be effective until written notice thereof is sent to Tenant and future changes to the Rules and Regulations shall not materially and adversely affect Tenant’s rights specifically granted in this Lease. A current copy of the Rules and Regulations applicable to the Building is attached hereto as Exhibit C. Landlord hereby reserves all rights necessary to implement and enforce the Rules and Regulations and each and every provision of this Lease.

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13.4 Parking. Tenant and Tenant’s employees, agents and invitees shall have the exclusive right to use eighty-five (85) Parking Spaces in such parking areas associated with the Building which Landlord has designated for such use (the “Parking Areas”), subject to (i) such Rules and Regulations (as defined herein) as Landlord may promulgate from time to time and (ii) rights of ingress and egress of other tenants and their employees, agents and invitees. Landlord does not reserve or allocate parking spaces at the Premises nor guarantee its availability on a daily basis. Tenant shall only permit parking by its employees, agents or invitees of appropriate vehicles in appropriate designated Parking Areas. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties. In addition, Tenant and Tenant’s employees, agents and invitees shall have the right to temporarily park trucks, trailers and other vehicles in the vicinity of the loading docks serving the Building.

14.

INSPECTION; ACCESS AND RIGHT OF ENTRY; NEW CONSTRUCTION. Without being deemed or construed as committing an actual or constructive eviction of Tenant and without abatement of Rent, Landlord and Landlord’s agents and representatives may, upon no less than forty-eight (48) hours’ prior notice (except in the case of an emergency threatening personal injury or property damage, in which case no prior notice shall be required) enter the Premises during business hours to inspect the Premises; to make such repairs as may be required or permitted under this Lease; to perform any unperformed obligations of Tenant hereunder; and to show the Premises to prospective purchasers, mortgagees, ground lessors, and, during the last nine (9) months of the Term, tenants. Landlord shall use commercially reasonable efforts to minimize interference with the operation of Tenant’s business from the Premises during any such entry; however, Tenant hereby waives any claim for damages for any injury or inconvenience or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Landlord shall have the right to use any and all means which Landlord may deem proper to enter the Premises in an emergency without liability therefor. During the last six (6) months of the Term, Landlord may erect a sign on the Premises indicating that the Premises are available. Furthermore, Landlord hereby reserves the right and at all times shall have the right to repair, change, redecorate, alter, improve, modify, renovate, enclose or make additions to any part of the Building, Building’s structure, Common Areas or the Land, to enclose and/or change the arrangement and/or location of driveways or Parking Areas or landscaping or other Common Areas; and to construct new improvements on adjacent parcels of land, all, Tenant agrees, without having committed an actual or constructive eviction of Tenant or breach of the implied warranty of suitability and without an abatement of Rent (the “Reserved Right”). When exercising the Reserved Right, Landlord will use reasonable efforts not to substantially interfere with Tenant’s use and occupancy of the Premises.

15.	ASSIGNMENT AND SUBLETTING

15.1 Transfers. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed: (i) place a sign outside of the Premises advertising that any portion of the Premises is available for lease or cause or allow any such advertisement, (ii) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (iii) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (iv) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (v) sublet any portion of the Premises, (vi) grant any license, concession, or other right of occupancy of any portion of the Premises, or (vii) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections 15.1 (i) through (vii) being a “Transfer”). Notwithstanding the foregoing, provided that Tenant remains liable on this Lease, provides Landlord with prior written notice and names of the applicable transferee, and no Event of Default then exists, then the following transfers will not require Landlord’s prior consent: (1) a transfer to any entity which is wholly owned by Tenant; (2) a transfer to any entity which owns all of the outstanding ownership interests of Tenant (“Parent”); (3) a transfer to any entity which is wholly owned by Tenant’s Parent; (4) a transfer to any entity which merges with Tenant or purchases substantially all of Tenant’s assets, provided that such transferee or surviving corporation has a tangible net worth at least as favorable as Tenant; or (5) a transfer over a nationally-recognized stock exchange.

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15.2 Landlord’s Written Consent Requirements. If Tenant requests Landlord’s consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. In determining whether Landlord shall consent to any proposed assignment or subletting of the Premises, Landlord may consider any factors it reasonably deems appropriate, including, without limitation: (i) creditworthiness (publicly traded debt quality (Baal or BBB- or higher, as rated by Moody’s and Standard & Poor respectively), and tangible net worth, financial condition, and operating performance, greater than or equal to the tangible net worth, financial condition, and operating performance of the Tenant and the Guarantor of Tenant’s obligations hereunder), (ii) reputation in the business community, (iii) type of use, (iv) effect on other tenants and occupants of the Building, (v) proposed use, and (vi) whether Landlord has competing space available. Tenant shall pay to Landlord a flat fee of One Thousand Five Hundred Dollars ($1,500.00) which Tenant will submit to Landlord along with its written request for review of the proposed assignment or subletting, regardless of whether Landlord subsequently grants its approval of the proposed assignment or subletting.

15.3 Obligations of Tenant and Proposed Transferee. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement, in a form reasonably satisfactory to Landlord, whereby the proposed transferee expressly assumes the Tenant’s obligations hereunder (however, in the event of transfer of less than all of the space in the Premises the proposed transferee shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant). Landlord’s consent to a Transfer shall not release Guarantor, nor shall it release Tenant from performing Tenant’s obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable. No such Transfer shall constitute a novation. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Tenant’s Rent obligations. Tenant authorizes its transferees to make payments of Rent directly to Landlord upon receipt of notice from Landlord to do so. If Landlord should fail to notify Tenant in writing of its decision within the ten (10) business day period after Landlord’s receipt of Tenant’s written request for Landlord’s consent to a Transfer, then Landlord shall be deemed to have refused to consent to the proposed Transfer and to have elected to keep this Lease in full force and effect.

15.4 Landlord’s Recapture Right. Within ten (10) business days after Landlord’s receipt of Tenant’s submission of Tenant’s written request for Landlord’s consent to a Transfer, Landlord shall have the option, to be exercised by written notice to Tenant (without limiting Landlord’s other rights under this Lease), of terminating this Lease (or, as to a subletting or assignment, terminate this Lease as to the portion of the Premises proposed to be sublet or assigned) upon the date that the proposed Transfer was to be effective. If Landlord terminates this Lease as to all or any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease all or such portion of the Premises to the prospective transferee (or to any other person or entity) without liability to Tenant. Notwithstanding anything in this Section 15.4 to the contrary, if, within ten (10) days after Tenant receives Landlord’s notice of intent to recapture all or a portion of the Premises, Tenant may withdraw its request for Landlord’s consent to a Transfer, in which case Landlord shall have no right to recapture under this Section 15.4.

15.5 Excess Rent. Notwithstanding anything to the contrary contained in Section 15 of this Lease, Tenant hereby assigns, transfers and conveys fifty percent (50%) of all consideration received by Tenant under any Transfer, which is in excess of the Rent payable by Tenant under this Lease and Tenant shall hold such amounts in trust for Landlord and pay them to Landlord within thirty (30) days after receipt. When determining excess amounts, customary and reasonable costs incurred by Tenant, such as marketing expenses, brokerage

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commissions, attorneys’ fees, concessions, and the like shall first be deducted from such excess consideration, and the remainder, if any, shall be split evenly as aforesaid.

16.

CONDEMNATION. If more than twenty percent (20%) of the Premises is taken for any public or quasi-public use by right of eminent domain or private purchase in lieu thereof (a “Taking”), and the Taking prevents or materially interferes with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, either party may terminate this Lease by delivering to the other written notice thereof within thirty (30) days after the Taking, in which case Rent shall be abated during the unexpired portion of the Term, effective on the date of such Taking. If (i) less than twenty percent (20%) of the Premises are subject to a Taking, or (ii) the Taking does not prevent or materially interfere with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, then neither party may terminate this Lease, but the Rent payable during the unexpired portion of the Term shall be reduced to such extent as may be fair and reasonable under the circumstances. All compensation awarded for any Taking shall be the property of Landlord, and Tenant hereby assigns any interest it may have in any such award to Landlord; however, Landlord shall have no interest in any separate award made to Tenant (which does not reduce Landlord’s award) for loss of Tenant’s business or goodwill, for the taking of Tenant’s trade fixtures, or on account of Tenant’s moving and relocation expenses and depreciation to and removal of Tenant’s physical personal property, if a separate award for such items is made to Tenant, and Tenant shall have the right to file a separate claim against the condemning authority for such items.

17.	SURRENDER AND REDELIVERY OF PREMISES; HOLDING OVER.

17.1 Surrender and Redelivery of Premises. No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid, unless it is in writing and signed by Landlord. Tenant’s delivery of the keys or access cards to the property manager or any agent or employee of Landlord shall not operate as a termination of this Lease or a surrender of the Premises.

17.1.1 Joint Inspection. If Tenant intends to vacate prior to the Expiration Date, then Tenant shall notify Landlord in writing of its intention to so vacate the Premises at least thirty (30) days before Tenant will vacate the Premises; such notice shall specify the date on which Tenant intends to vacate the Premises (the “Vacation Date”). Prior to the Expiration Date or earlier Vacation Date, Tenant shall arrange to meet with Landlord for a joint inspection of the Premises on a mutually acceptable date. After such inspection, Landlord shall prepare a list of items that Tenant must perform before the Expiration Date or Vacation Date, as applicable. If Tenant fails to arrange for such inspection, then Landlord may conduct such inspection and Landlord’s determination of the work Tenant is required to perform before the Vacation Date pursuant to Section 17.1.3 below shall be conclusive. If Tenant fails to perform such work before the Vacation Date, then Landlord may perform such work at Tenant’s cost. Tenant shall pay all cost incurred by Landlord in performing such work within ten (10) days after Landlord’s request thereof.

17.1.2 Tenant’s Payment Obligations. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant’s obligation hereunder for Operating Expenses for the year in which the Term ends. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be. Any Security Deposit held by Landlord may be credited against the amount due by Tenant under this Section 17.

17.1.3 Condition of Premises. After the Expiration Date or earlier termination of this Lease, or the termination of Tenant’s right to possess the Premises, Tenant shall (i) deliver to Landlord the Premises in a safe, “broom clean,” neat, sanitary, and operational condition with all improvements and alterations as set forth in Section 6.4 located thereon in good repair and condition, reasonable wear and tear excepted (subject, however, to Tenant’s maintenance obligations), and with the HVAC System, lights and light fixtures (including ballasts), and overhead doors and related equipment in good working order, (ii) deliver to Landlord the Premises with cleaned

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floors, (iii) deliver to Landlord all keys and parking and access cards to the Premises, (iv) remove all signage placed on the Premises, the Building, the Project, or the Land by or at Tenant’s request, and (v) remove all racking and repair any damage caused thereby. All fixtures, alterations, additions, and improvements (whether temporary or permanent) shall be Landlord’s property and shall remain on the Premises, unless removal was required as a condition to Landlord’s consent thereto. Notwithstanding the foregoing, Tenant shall remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). All items not so removed shall, at the sole option of Landlord, be deemed abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items, and Tenant shall pay for the costs incurred by Landlord in connection therewith. All work required of Tenant under this Section 17 shall be coordinated with Landlord and be done in a good and workmanlike manner, in accordance with all Laws (defined below), and so as not to damage the Building or unreasonably interfere with other tenants’ use of their premises. Tenant shall, at its expense, repair all damage caused by any work performed by Tenant under this Section 17, provided that in the case of alterations or improvements that Tenant is required to remove, Tenant shall restore the Premises to the condition existing prior to the installation of such alterations. If Tenant fails to perform work under this Section 17, Tenant shall pay all costs incurred by Landlord in performing such work within ten (10) days after Landlord’s request thereof.

17.2 Holding Over. If a Tenant Party fails to vacate the Premises after the Expiration Date or earlier termination of this Lease, then a Tenant Party’s possession of the Premises shall constitute and be construed as a tenancy at will only, subject, however, to all of the terms, provisions, covenants and agreements on the part of Tenant under this Lease, and such Tenant Party shall be subject to immediate eviction and removal; Tenant or any such Tenant Party covenants and agrees to pay Landlord, in addition to the other Rent due hereunder, if any, as Rent for the period of such holdover a prorated daily Base Rent equal to the sum of one hundred fifty percent (150%) of the daily Base Rent plus one hundred percent of the Additional Rent payable during the last month of the Term. Tenant’s possession of the Premises after the Expiration Date or earlier termination of this Lease shall immediately constitute an Event of Default under Section 19.5 herein. Tenant will vacate the Premises and deliver same to Landlord immediately upon Tenant’s receipt of notice from Landlord to so vacate. No holding over by a Tenant Party (whether with or without the consent of Landlord), and no payments of money by Tenant to Landlord after the end of the Term, shall operate to reinstate, continue or extend the Term, and no extension of this Term shall be valid unless evidenced by a writing signed by both Landlord and Tenant. No payments of money by Tenant (other than the holdover rent accruing during such holdover period paid in accordance with the provisions of this Section 17) to Landlord after the Expiration Date or earlier termination of this Lease shall constitute full payment of Rent under the terms of this Lease. Further, if Tenant fails to vacate the Premises within sixty (60) days following the date on which Landlord delivers to Tenant a written notice to vacate and that Landlord has entered into a letter of intent or a lease for a replacement tenant, then Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Premises and other consequential damages, which the parties agree are “direct” damages.

18.

QUIET ENJOYMENT. Provided no Event of Default is ongoing, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through or under Landlord, but not otherwise, subject, however, to all of the provisions of this Lease and all Laws (defined below), liens, encumbrances and restrictive covenants to which the Land is subject. Tenant Parties shall have access to the Premises on a 24/7/365 basis. Landlord shall not be responsible for the acts or omissions of any other tenant or third party that may interfere with Tenant’s use and enjoyment of the Premises.

19.	EVENTS OF DEFAULT. Each of the following events shall constitute an “Event of Default” under this Lease:

19.1 Monetary Default; Failure to Pay Rent. Tenant fails to pay Rent when due or any payment or reimbursement required under this Lease within five (5) days after the date when due; provided, however, Tenant

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shall be entitled to notice and a five (5) day cure period on two (2) occasions during any twelve (12) month period before Tenant shall be deemed to be in default under this Section.

19.2 Bankruptcy; Insolvency. The filing of a petition by or against Tenant or any Guarantor of Tenant’s obligations hereunder (i) in any bankruptcy or other insolvency proceeding; (ii) seeking any relief under any debtor relief Law; (iii) for the appointment of a liquidator, receiver, trustee, custodian, or similar official for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (iv) for reorganization or modification of Tenant’s capital structure (however, if any such petition is filed against Tenant, then the filing of such petition shall not constitute an Event of Default, unless it is not dismissed within 45 days after the filing thereof).

19.3 Vacation; Failure to Continuously Operate. Tenant shall be allowed to cease operations in the Building without causing a default, provided that Tenant: (i) delivers to Landlord a certified forwarding address where Landlord can provide required notice under this Lease, (ii) maintains its regularly scheduled HVAC maintenance program as required in Section 5.3 herein, (iii) promptly upon demand reimburses Landlord for any increases in Landlord’s insurance attributable to Tenant’s vacation of the Premises, and (iv) Tenant is not in default of any of the terms, covenants and conditions, hereof, including the timely payment of all Rent to Landlord when due or any payment or reimbursement required under this Lease.

19.4 Non-Monetary Default; Failure to Perform. Tenant fails to comply with any term, provision or covenant of this Lease (other than those listed in this Section 19), and such failure continues for thirty (30) days (unless a different period is specified in this Lease) after written notice thereof to Tenant; provided, however, if Tenant promptly commences and thereafter diligently prosecutes a legitimate and reasonable cure, then Tenant may have such longer period as may reasonably be necessary to complete such cure, not to exceed thirty (30) days.

20.	REMEDIES.

20.1 Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by Law, take any of the following actions:

20.1.1 Terminate the Lease. Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 20.2, and (3) an amount equal to (i) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal in its listing of “Money Rates”, minus (ii) that portion of fair rental value of the Premises for the residue of the Term that Landlord will have the benefit of, taking into to consideration marketing time, improvement time, whether Landlord has alternative space available (Landlord not being obligated to lease the Premises before leasing other available space), customary rental abatement concessions, and other relevant factors (Tenant shall have the burden of proof with respect to the fair rental value of the Premises for such time period); or

20.1.2 Terminate Tenant’s Right of Possession. Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 20.2, and (3) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. LANDLORD AND TENANT AGREE THAT LANDLORD HAS A DUTY TO MITIGATE LANDLORD’S DAMAGES, WHICH DUTY INCLUDES USING COMMERCIALLY REASONABLE EFFORTS TO RELET THE PREMISES. LANDLORD DOES NOT WARRANT THAT SUCH MITIGATION EFFORTS WILL SUCCEED. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord

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may bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Actions to collect amounts due by Tenant to Landlord under this subsection may be brought from time to time on one or more occasions, without the necessity of Landlord waiting until the Expiration Date of this Lease. Unless Landlord delivers written notice to Tenant expressly stating that Landlord has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this subsection. If Landlord elects to proceed under this Section 20.1.2, it may at any time elect to terminate this Lease under Section 20.1.1; or

20.2 Landlord’s Other Rights and Remedies. Upon any default or Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and attorneys’ fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant’s or any other occupant’s property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) reletting all or any part of the Premises (including brokerage commissions, and other costs incidental to such reletting), (5) performing Tenant’s obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. Landlord’s receipt of Rent with knowledge of any default by Tenant hereunder shall not be a waiver of such default, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless set forth in writing and signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term or violation of any other term. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to (i) keep in place and use or (ii) remove and store, at Tenant’s expense, all of the furniture, trade fixtures, equipment and other personal property in the Premises, including that which is owned by or leased to Tenant at all times before any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord may relinquish possession of all or any portion of such furniture, trade fixtures, equipment and other property to any person (a “Claimant”) who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, trade fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of the instrument. Landlord may, at its option and without prejudice to or waiver of any rights it may have, (a) escort Tenant to the Premises to retrieve any personal belongings of Tenant and/or its employees not covered by the Landlord’s statutory lien or the security interest described in Section 27, or (b) obtain a list from Tenant of the personal property of Tenant and/or its employees that is not covered by the Landlord’s statutory lien or the security interest described in Section 27, and make such property available to Tenant and/or Tenant’s employees; however, Tenant first shall pay in cash all costs and estimated expenses to be incurred in connection with the removal of such property and making it available. The rights of Landlord herein stated in this Section 20 are cumulative and in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, and Tenant hereby agrees that the rights herein granted Landlord are commercially reasonable.

20.3 Landlord’s Recapture Right. After Tenant’s vacation of all or a substantial part of the Premises and a resulting Event of Default under Section 19.3, Landlord shall have the option (without limiting Landlord’s other rights under this Lease) of terminating this Lease upon written notice to the Tenant. If Landlord terminates this Lease as to all or any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the Landlord’s termination. Thereafter, Landlord’s termination will be without liability to Tenant.

20.4 Late Fee. If any Rent or other payment required of Tenant under this Lease is not paid when due, Landlord may charge Tenant, and Tenant shall pay upon demand a fee equal to five percent (5%) of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. All such fees shall be Additional Rent

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20.5 Interest. Tenant shall pay interest on all past-due amounts from the date due until paid at the Interest Rate. “Interest Rate” means twelve percent (12%) per annum, but if such rate exceeds the maximum interest rate permitted by law, such rate will be reduced to the highest rate allowed by law under the circumstances.

21.	LANDLORD’S DEFAULT AND LIMITATIONS OF LIABILITY.

21.1 DEFAULTS BY LANDLORD. If Landlord fails to perform any of Landlord’s obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure, Tenant’s exclusive and sole remedy shall be an action for damages, or, as set forth below, self-help rights. Tenant is granted no contractual right of termination by the Lease, except to the extent and only to the extent set forth in Section 11.1 and 16. Notwithstanding any other term or conditions of this Lease to the contrary, Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord and such failure continues for more than thirty (30) days after written notice by Tenant; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Said notice shall specify the exact alleged default. Following said notice and cure period, Tenant may then (i) take any remedy available to it under this Lease; (ii) bring an action in a court of law to seek an award for damages (in no event shall Tenant be entitled to withhold rents or terminate this lease without a binding final judgment or decision by a court or arbitrator); or (iii) take the self help measures set forth in the following paragraph.

In the event that Landlord fails to perform or provide any maintenance, repairs or replacements or to provide any utility service (each, a “Landlord’s Default”), then Tenant shall provide a second written notice to Landlord, which notice shall describe the work that Tenant intends to undertake and the estimated cost of such work, to the extent practical. In the event that Landlord fails to commence applicable repairs within five (5) business days following receipt of the second notice, Tenant may proceed to cure Landlord’s Default and Landlord shall reimburse Tenant for all reasonable third-party expenses and costs incurred by Tenant in curing Landlord’s Default, plus an additional five percent (5%) of such amount to compensate Tenant for the overhead and administrative costs relating to such cure, which obligation to reimburse shall survive the Expiration Date or earlier termination of this Lease. Tenant’s self help rights set forth in this paragraph are limited to items that do not affect (i) other leasable space, or (ii) Common Areas.

21.2 LIMITATIONS ON LANDLORD’S LIABILITY. THE LIABILITY OF LANDLORD TO A TENANT PARTY FOR ANY DEFAULT BY LANDLORD SHALL BE LIMITED TO ACTUAL AND DIRECT DAMAGES. IN NO EVENT SHALL LANDLORD BE LIABLE TO A TENANT PARTY FOR CONSEQUENTIAL, INDIRECT, PUNITIVE, SPECIAL, OR SIMILAR DAMAGES BY REASON OF A FAILURE TO PERFORM (OR A DEFAULT) BY LANDLORD HEREUNDER OR OTHERWISE. EXCEPT FOR CLAIMS WHICH MAY BE COVERED BY INSURANCE, IF A TENANT PARTY SHALL RECOVER A MONEY JUDGMENT AGAINST LANDLORD, THE TENANT PARTY AGREES THAT SUCH MONEY JUDGMENT SHALL BE SATISFIED SOLELY BY LANDLORD’S INTEREST IN THE PREMISES AND THE PROJECT (ALONG WITH CONDEMNATION AWARDS, INSURANCE PROCEEDS, AND RENTAL INCOME RELATING THERETO), AS THE SAME MAY THEN BE ENCUMBERED, AND LANDLORD, ITS AFFILIATES, PARTNERS, OFFICERS, DIRECTORS, SHAREHOLDERS, AND EMPLOYEES SHALL NOT BE LIABLE OTHERWISE FOR ANY OTHER CLAIM ARISING OUT OF OR RELATING TO THIS LEASE. LANDLORD SHALL NOT BE LIABLE TO A TENANT PARTY FOR ANY CLAIMS, ACTIONS, DEMANDS, COSTS, EXPENSES, DAMAGE, OR LIABILITY OF ANY KIND ARISING FROM THE USE, OCCUPANCY OR ENJOYMENT OF THE PREMISES BY A TENANT PARTY AS A RESULT OF ANY LOSS OF OR DAMAGE TO PROPERTY OF TENANT OR OF OTHERS LOCATED IN THE PREMISES OR THE BUILDING BY REASON OF THEFT OR BURGLARY, EXCEPT TO THE EXTENT SUCH CLAIMS, ACTIONS, DEMANDS, COSTS, EXPENSES, DAMAGE OR LIABILITY ARISE OUT OF OR RELATE TO THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR THE INDEMNIFIED PARTIES.

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21.3 Examination of Lease; No Contract Until Execution by Parties. Submission by Landlord of this instrument to Tenant for examination or signature does not constitute a reservation of or option for lease. This Lease will be effective as a lease or otherwise only upon execution by both Landlord and Tenant. If Tenant is a corporation (including any form of professional association), limited liability company, partnership (general or limited), or other form of organization other than an individual, then each individual executing this Lease on behalf of Tenant hereby covenants, warrants and represents: (i) that such individual is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant; (ii) that this Lease is binding upon Tenant; (iii) that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the State of Arizona; (iv) that upon request, Tenant will provide Landlord with true and correct copies of all organizational documents of Tenant, and any amendments thereto; and (v) that the execution and delivery of this Lease by Tenant will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Tenant is a party or by which Tenant may be bound.

21.4 Authority. Landlord and Tenant each represents and warrant that this Lease is being executed with full authority of such warranting party, that the officers whose signatures appear hereon are duly authorized and empowered to make and execute this Lease in the name of the entity that is Landlord or Tenant, as applicable, by appropriate and legal resolution of its owners and/or governing officers, as applicable, and that once executed by the signatory of Landlord or Tenant, as the case may be, shall constitute a legal and binding obligation of that party and is fully enforceable in accordance with its terms.

22.	MORTGAGES.

22.1 Lease Subordinate to Mortgage. This Lease shall be subordinate to any deed of trust, mortgage or other security instrument (a “Mortgage”), and any ground lease, master lease, or primary lease (a “Primary Lease”) that now or hereafter covers any portion of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as “Landlord’s Mortgagee”), and to increases, renewals, modifications, consolidations, replacements, and extensions thereof. However, any Landlord’s Mortgagee may elect to subordinate its Mortgage or Primary Lease (as the case may be) to this Lease by delivering written notice thereof to Tenant. The provisions of this Section 22 shall be self-operative, and no further instrument shall be required to effect such subordination; however, Tenant shall from time to time within ten (10) days after request therefor, execute any instruments that may be required by any Landlord’s Mortgagee to evidence the subordination of this Lease to any such Mortgage or Primary Lease (“Acknowledgement of Subordination”). If Tenant fails to execute the Acknowledgement of Subordination within such ten (10) day period, Landlord may execute the same as attorney-in-fact for Tenant. Further, in the event that Tenant fails to provide Landlord with such Acknowledgment of Subordination within such ten (10) day period, Landlord may provide Tenant with a second notice (the “Second Subordination Notice”) requesting Acknowledgement of Subordination, which Second Subordination Notice shall include the following wording prominently displayed on the first page of such Second Estoppel Notice:

NOTICE: FAILURE TO RESPOND TO THIS NOTICE WITHIN FOUR (4) BUSINESS DAYS WILL RESULT IN LATE FEES OF ONE HUNDRED DOLLARS ($100.00) PER DAY.

For each day that Tenant fails to remit the Acknowledgment of Subordination, commencing on the fifth (5th) business day after Tenant’s receipt of the Second Subordination Notice, Tenant shall pay a late fee of One Hundred Dollars ($100) per day until the day on which Tenant remits the estoppel certificate as set forth herein. Furthermore, Tenant shall be liable to Landlord for any and all damages caused by Tenant’s delinquency which results in delays to the closing of such mortgage or other financing activity. Landlord shall use commercially reasonable efforts to deliver to Tenant a recordable fully-executed subordination, non-disturbance and attornment agreement (“SNDA”), on the current Landlord’s Mortgagee’s form, within sixty (60) days following the date of the full execution of this Lease. Thereafter, Landlord shall deliver a recordable, fully-executed SNDA from any future Landlord’s Mortgagee. Any costs associated with the negotiation of Landlord’s Mortgagee’s standard form SNDA shall be at Tenant’s sole cost and expense.

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22.2 Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

22.3 No Landlord’s Mortgagee’s Liability. Notwithstanding any such attornment or subordination of a Mortgage or Primary Lease to this Lease, the Landlord’s Mortgagee shall not be liable for any acts of any previous landlord, shall not be obligated to install the Initial Improvements, and shall not be bound by any amendment to which it did not consent in writing nor any payment of Rent made more than one month in advance.

22.4 Estoppel Certificate. Within ten (10) days following Landlord’s written request, Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord that Tenant has performed its obligations under this Lease (including evidence of the payment of the Security Deposit), and an estoppel certificate stating that this Lease is in full effect, the date to which Rent has been paid, the unexpired Term and such other factual matters pertaining to this Lease as may be reasonably requested by Landlord. Tenant’s obligation to furnish the above-described items in a timely fashion is a material inducement for Landlord’s execution of this Lease. In the event that Tenant fails to provide Landlord with such estoppel certificate within such ten (10) day period, Landlord may provide Tenant with a second notice (the “Second Estoppel Notice”) requesting such estoppel certificate, which Second Estoppel Notice shall include the following wording prominently displayed on the first page of such Second Estoppel Notice:

NOTICE: FAILURE TO RESPOND TO THIS NOTICE WITHIN FOUR (4) BUSINESS DAYS WILL RESULT IN LATE FEES OF ONE HUNDRED DOLLARS ($100.00) PER DAY.

For each day that Tenant fails to remit the estoppel certificate, commencing on the fifth (5th) business day after Tenant’s receipt of the Second Estoppel Notice, Tenant shall pay a late fee of One Hundred Dollars ($100) per day until the day on which Tenant remits the estoppel certificate as set forth herein.

Furthermore, Tenant shall be liable to Landlord for any and all damages caused by Tenant’s delinquency which results from Tenant’s failure to execute such estoppel certificate.

23.	ENCUMBRANCES.

23.1 No Liens. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind Landlord’s property or the interest of Landlord or Tenant in the Premises or to charge the rent for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall timely pay or cause to be paid all sums due for any labor performed or materials furnished in connection with any work performed on the Premises by or at the request of Tenant. Notwithstanding the foregoing, Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises, Building, Project, or Land.

23.2 Landlord’s Rights. In the event that Tenant shall not, within twenty (20) days following notification to Tenant of the imposition of any such lien, cause the same to be released of record by payment or the posting of a bond in amount, form and substance acceptable to Landlord, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express

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or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair of or to the Building or the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic ‘s or other liens against the interest of Landlord in the Building, Project, Land or the Premises. Nothing in this Section 23 modifies an Event of Default under Section 19.4 herein.

24.

LANDLORD’S LIEN. LANDLORD HEREBY AGREES NOT TO UNREASONABLY WITHHOLD ITS CONSENT TO OR EXECUTION OF A SUBORDINATION OF ITS LIEN IN AND TO ANY FURNITURE, FIXTURES, INVENTORY, RECEIVABLES, EQUIPMENT OR OTHER PERSONAL PROPERTY OF TENANT TO THE LIEN OF ANY LEGITIMATE THIRD-PARTY LENDER REQUIRING SUCH SUBORDINATION (PROVIDED THAT TENANT PROVIDES UPDATED FINANCIALS AND LANDLORD MAY REQUIRE ADDITIONAL SECURITY UNDER THE LEASE).

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NOTICES. All notices required under this Lease and other information concerning this Lease (“Communications”) shall be personally delivered or sent by first class mail, postage prepaid, by overnight courier. In addition, the Landlord may, in its sole discretion, send such Communications to the Tenant electronically, or permit the Tenant to send such Communications to the Landlord electronically, in the manner described in this Section. Such Communications sent by personal delivery, mail or overnight courier will be sent to the addresses set forth in the Basic Lease Terms, or to such other addresses as the Landlord and the Tenant may specify from time to time in writing. Communications shall be effective (i) if mailed, upon the earlier of receipt or five (5) days after deposit in the U.S. mail, first class, postage prepaid, or (ii) if hand-delivered, by courier or otherwise (including telegram, lettergram or mailgram), when delivered. Such Communications may be sent electronically by the Landlord to the Tenant (i) by transmitting the Communication to the electronic address provided by the Tenant or to such other electronic address as the Tenant may specify from time to time in writing, or (ii) by posting the Communication on a web site and sending the Tenant a notice to the Tenant’s postal address or electronic address telling the Tenant that the Communication has been posted, its location, and providing instructions on how to view it. Communications sent electronically to the Tenant will be effective when the Communication, or a notice advising of its posting to a website, is sent to the Tenant’s electronic address.

26.	HAZARDOUS MATERIAL

26.1 Definitions.

A. “Hazardous Material” means any substance, whether solid, liquid or gaseous in nature:

(i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law, or

(ii) which is or becomes defined as a “hazardous waste”, “hazardous substance”, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. § 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as these laws have been amended or supplemented; or

(iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous or is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of Arizona or any political subdivision thereof; or

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(iv) the presence of which at the Premises poses or threatens to pose a hazard to the health or safety of persons on or about the Project; or

(v) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; or

(vi) without limitation which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or

(vii) without limitation which contains radon gas.

B. “Environmental Requirements” means all applicable present and future:

(i) statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items (including, but not limited to those pertaining to reporting, licensing, permitting, investigations and remediation), of all Governmental Agencies; and

(ii) all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation, all requirements pertaining to emissions, discharges, releases, or threatened releases of Hazardous Materials or chemical substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials or chemical substances.

C. “Environmental Damages” means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses (including the expense of investigation and defense of any claim, whether or not such claim is ultimately defeated, or the amount of any good faith settlement or judgment arising from any such claim) of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable (including without limitation reasonable attorneys’ fees and disbursements and consultants’ fees) any of which are incurred at any time by the Indemnified Parties as a result of the presence of any Hazardous Material upon, about, or beneath the Project or migrating or threatening to migrate to or from the Project to the extent arising from the use and operation of the Premises by Tenant, or the existence of a violation of Environmental Requirements pertaining to the Tenant’s use and operation of the Premises. Environmental Damages include, without limitation:

(i) damages for personal injury or injury to property or natural resources occurring upon or off of the Project to the extent arising from the use and operation of the Premises by Tenant, including, without limitation, the cost of demolition and rebuilding of any improvements on real property, interest, penalties and damages arising from claims brought by or on behalf of employees of Tenant;

(ii) reasonable fees, costs or expenses incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any Governmental Agency , and including without limitation any reasonable attorneys’ fees, costs and expenses incurred in enforcing the provisions of this Lease or collecting any sums due hereunder;

(iii) liability to any third person or Governmental Agency to indemnify such person or Governmental Agency for costs expended in connection with the items referenced in subparagraph (ii) above; and

(iv) diminution in the fair market value of the Project, including, without limitation, any reduction in fair market rental value or life expectancy of the Project or the improvements located thereon or the restriction on the use of or adverse impact on the marketing of the Project or any portion thereof.

D. “Governmental Agency” means all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states, counties, cities and political subdivisions thereof.

E. The “Tenant Group” means Tenant, Tenant’s successors, assignees, guarantors, officers, directors, agents, employees, invitees, permitees or other parties under the supervision or control of Tenant or entering the

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Project during the Term with the permission or knowledge of Tenant other than Landlord or its agents or employees.

26.2 Prohibitions.

A. Other than commercially reasonable quantities of general office supplies and except as specified on Exhibit F attached hereto, provided Tenant’s Permitted Use complies with all Environmental Requirements, Tenant shall not cause, permit or suffer any Hazardous Material to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, about or beneath the Project by the Tenant Group, except in compliance with Environmental Requirements and without the prior written consent of Landlord. From time to time during the Term , Tenant may request Landlord’s approval of Tenant’s use of other Hazardous Materials, which approval may be withheld in Landlord’s sole discretion. Tenant shall, prior to the Commencement Date, provide to Landlord for those Hazardous Materials described on Exhibit F (a) a description of handling, storage, use and disposal procedures, and (b) all “community right to know” plans or disclosures and/or emergency response plans which Tenant is required to supply to local governmental agencies pursuant to any Environmental Requirements.

B. Tenant shall not cause or permit the commission by the Tenant Group, of a violation of any Environmental Requirements upon, about or beneath the Project.

C. Tenant shall neither create, cause to be created, allow nor permit the Tenant Group to create any lien, security interest or other charge or encumbrance of any kind with respect to the Project, including without limitation, any lien imposed pursuant to section 107(f) of the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. section 9607(1) or any similar state statute.

D. Tenant shall not install, operate or maintain any above or below grade tank, sump, pit, pond, lagoon or other storage or treatment vessel or device on the Project, except as described in Exhibit F, without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion.

26.3 Indemnity.

A. Tenant and its successors and assigns agree to indemnify, defend, reimburse and hold harmless the Indemnified Parties from and against any and all Environmental Damages which are incurred as a direct result of the activities and negligence of the Tenant Group during Tenant’s occupancy of the Premises or which exist as a result of the breach of any warranty or covenant or the inaccuracy of any representation of Tenant contained in this Lease, or by Tenant’s remediation of the Project, to the extent required under this Lease, or failure to meet Tenant’s remediation obligations contained in this Lease.

B. The obligations contained in this Section shall include, but not be limited to, the burden and expense of defending all claims, suits and administrative proceedings, even if such claims, suits or proceedings are groundless, false or fraudulent, and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties, consequential damages or other sums awarded against or incurred by the Indemnified Parties.

C. Landlord shall have the right, but not the obligation, to join and participate in, and control, if it so elects, any legal proceedings or actions initiated in connection with Tenant’s activities to the extent that the same implicate any provision in this Article 26. Landlord may also negotiate, defend, approve and appeal any action taken or issued by any applicable governmental authority with regard to contamination of the Project by a Hazardous Material.

D. The obligations of Tenant under this Section 26.3 shall not be affected by any investigation by or on behalf of Landlord, or by any information which Landlord may have or obtain with respect thereto.

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26.4 Obligation to Remediate. In addition to the obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, upon approval and demand of Landlord, at Tenant’s sole cost and expense and using contractors reasonably approved by Landlord, promptly take all actions to remediate the Premises or the Project which are required by any Governmental Agency, or which are reasonably necessary to mitigate Environmental Damages or to allow full economic use of the Project, which remediation is necessitated from the presence upon, about or beneath the Project, at any time during or upon termination of this Lease, of a Hazardous Material, which presence is a result of Tenant’s use and occupancy of the Premises or a violation of Environmental Requirements, existing as a result of the activities or negligence of the Tenant Group. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Project, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off the Project, which shall be performed in a manner reasonably approved by Landlord. Tenant shall take all actions necessary to restore the Project to the condition existing prior to the introduction of Hazardous Material upon, about or beneath the Project, notwithstanding any lesser standard of remediation allowable under applicable law or governmental policies.

26.5 Right to Inspect. Landlord shall have the right in its sole and absolute discretion, but not the duty, to enter and conduct an inspection of the Project, including invasive tests, at any reasonable time and following no less than forty-eight (48) hours’ prior written notice to Tenant (except in the event of an emergency threatening property damage or personal injury, in which case no prior notice shall be necessary), to determine whether Tenant is complying with the terms of this Lease relating to the compliance by Tenant with Environmental Requirements and the existence of Environmental Damages as a result of the condition of the Premises and Tenant’s activities thereon. Landlord shall have the right, but not the duty, to retain any independent professional consultant (the “Consultant”) to enter the Premises to conduct such an inspection or to review any report prepared by or for Tenant concerning such compliance. The cost of the Consultant shall be paid by Landlord unless such investigation discloses a violation of any Environmental Requirement by the Tenant Group or the existence of a Hazardous Material on the Project or any other property caused by the activities or negligence of the Tenant Group (other than Hazardous Materials used in compliance with all Environmental Requirements and previously approved by Landlord), in which case Tenant shall pay the cost of the Consultant. In connection with any entry upon the Premises , Landlord shall use commercially reasonable efforts to minimize, and to cause the Consultant to minimize, interference with the business operations of Tenant at the Premises.

26.6 Notification. If Tenant shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability of Tenant for Environmental Damages in connection with the Project or past or present activities of any person thereon, including, but not limited to, notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ, or injunction, relating to same, then Tenant shall deliver to Landlord within ten (10) days of the receipt of such notice or communication by Tenant, a written description of said violation, liability, or actual or threatened event or condition, together with copies of any documents evidencing same. Receipt of such notice shall not be deemed to create any obligation on the part of Landlord to defend or otherwise respond to any such notification.

If requested by Landlord, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials other than general office supplies referred to in Section 26.2 of this Lease and the Hazardous Materials described in Exhibit F, which were used, generated, treated, handled, stored or disposed of at the Premises or which Tenant intends to use, generate, treat, handle, store or dispose of at the Premises. The foregoing in no way shall limit the necessity for Tenant obtaining Landlord’s consent pursuant to Section 26.2 of this Lease.

26.7 Surrender of Premises. In the ninety (90) days prior to the expiration or termination of the Term, and for up to ninety (90) days after Tenant fully surrenders possession of the Project, Landlord may, at Landlord’s sole cost and expense, have an environmental assessment of the Project performed in accordance with Section 26.5 of this Lease. Tenant shall perform, at its sole cost and expense, any clean-up or remedial work recommended by the Consultant which is necessary to remove, mitigate or remediate any Hazardous Materials and/or contaminations of the Project caused by the activities or negligence of the Tenant Group.

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26.8 Assignment and Subletting. In the event this Lease provides that Tenant may assign the Lease or sublet the Premises subject to Landlord’s consent and/or certain other conditions, and if the proposed assignee’s or sublessee’s activities in or about the Premises involve the use, handling, storage or disposal of any Hazardous Materials other than those used by Tenant and in quantities and processes similar to Tenant’s uses in compliance with the Lease, (i) it shall be reasonable for Landlord to withhold its consent to such assignment or sublease in light of the risk of contamination posed by such activities, and/or (ii) Landlord may impose an additional condition to such assignment or sublease which requires Tenant to reasonably establish that such assignee’s or sublessee’s activities pose no materially greater risk of contamination to the Project than do Tenant’s permitted activities in view of the (a) quantities, toxicity and other properties of the Hazardous Materials to be used by such assignee or sublessee, (b) the precautions against a release of Hazardous Materials such assignee or sublessee agrees to implement, (c) such assignee’s or sublessee’s financial condition as it relates to its ability to fund a major clean-up and (d) such assignee’s or sublessee’s policy and historical record respecting its willingness to respond to the cleanup of a release of Hazardous Materials. Landlord shall also have its approval rights as set forth herein.

26.9 Survival of Hazardous Materials Obligation. Tenant’s breach of any of Tenant’s covenants or obligations under this Lease shall constitute an Event of Default under the Lease. The obligations of Tenant under this Section 26 shall survive the expiration or earlier termination of this Lease without any limitation, and shall constitute obligations that are independent and severable from Tenant’s covenants and obligations to pay Rent under this Lease.

26.10 Hazardous Materials Disclosure Certificate. Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord Tenant’s Hazardous Materials Disclosure Certificate (the “HazMat Certificate”), a copy of which is attached hereto as Exhibit F and incorporated herein by reference. Tenant covenants, represents and warrants to Landlord that the information on the HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant. If Tenant’s use of Hazardous Materials changes during the Term , Tenant shall complete, execute, and deliver to Landlord an updated HazMat Certificate describing Tenant’s present use of Hazardous Materials on the Premises, and any other reasonably necessary documents as requested by Landlord.

27.	MISCELLANEOUS.

27.1 Laws; Affiliate; Tenant Party. Words of any gender used in this Lease shall include any other gender, and words in the singular shall include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way affect the interpretation of this Lease. The following terms shall have the following meanings: “Laws” shall mean all federal, state, and local laws, zoning ordinances, municipal regulations, rules, and regulations; all court orders, governmental directives, and governmental orders, all Environmental Laws (as defined below), all applicable laws, regulations and building codes governing nondiscrimination accommodations and commercial facilities, and all restrictive covenants affecting the Project, and “Law” shall mean any of the foregoing; “Affiliate” shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question; “Tenant Party” or collectively the “Tenant Parties” shall include Tenant, any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any of their respective successors, assigns, agents, contractors, employees, partners, directors, officers, affiliates and invitees; and “Indemnified Parties” shall include Landlord, its successors, assigns, agents, employees, contractors, Project Manager, partners, directors, officers and affiliates.

27.2 Joint and Several Liability. If there is more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several, whether or not Tenant’s obligations arise during the Original Term of this Lease, during any renewal or extension, or a holdover term or thereafter. If there is a Guarantor of Tenant’s obligations hereunder, then the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such Guarantor, and Landlord need not first proceed against Tenant before proceeding against such Guarantor nor shall any such Guarantor be released from its Guaranty for any reason whatsoever.

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27.3 Landlord’s Assignment. Landlord may transfer and assign, in whole or in part, its rights and obligations in the Building, Land, or Premises that are the subject to this Lease, in which case Landlord shall have no further liability hereunder, provided that such transferee assumed the obligations of Landlord hereunder.

27.4 Authority of Tenant. Tenant shall furnish to Landlord, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease. Tenant and each person signing this Lease on behalf of Tenant represents to Landlord as follows: Tenant and its general partners and managing members, if applicable, are each duly organized and legally existing under the laws of the state of its incorporation and are duly qualified to do business in the state where the Building is located. Tenant and its general partners and managing members, if applicable, each have all requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation to lease the Premises and to carry on its business as now conducted and as contemplated to conducted. Each person signing on behalf of Tenant is authorized to do so.

27.5 Force Majeure. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, the party taking the action shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, pandemics (including Covid-19), shortages of labor or materials, war, governmental actions or inactions or laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such acting party; provided, however, in no event shall the foregoing apply to the financial obligations of Tenant under this Lease, including, without limitation, Tenant’s obligation to promptly pay Base Rent, Additional Rent, reimbursements or any other amount payable to Landlord as well as Tenant’s obligation to maintain insurance hereunder.

27.6 Financial Statements. Within ten (10) business days after Landlord’s written request, but not more than once per calendar year, Tenant shall deliver to Landlord the then current financial statements of Tenant, which statements shall be certified by an officer of Tenant to be true and accurate. The terms and conditions of this Section 27.6 shall not be applicable if Tenant or Guarantor reports its financial condition to the United States Securities and Exchange Commission or if the financial statements of Tenant or Guarantor are readily available to the public. Landlord shall only request such financial statements for a legitimate business purpose, such as if requested by a prospective lender or purchaser, if Tenant is in default, if Tenant requests a consent to assignment or subletting, or if Tenant requests Landlord to subordinate its lien. Landlord shall employ commercially reasonable efforts to maintain the confidentiality of Tenant’s financial records, and shall not disclose the same except to its attorneys, accountants, lenders, brokers, management agents, or others with a legitimate business interest.

27.7 Entire Agreement. This Lease constitutes the entire agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

27.8 Survival of Indemnities and Obligations. Each indemnity agreement and hold harmless agreement contained herein shall survive the expiration or termination of the Lease. Additionally, all obligations of Landlord and Tenant hereunder not fully performed by the end of the Term shall survive, including, without limitation, all payment obligations with respect to Taxes and insurance and all obligations concerning the condition and repair of the Premises.

27.9 Relocation. [intentionally omitted].

27.10 Severability. If any provision of this Lease is illegal, invalid or unenforceable, then the remainder of this Lease shall not be affected thereby.

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27.11 Brokerage Commissions. Landlord shall pay any applicable brokerage commission due in connection with this Lease pursuant to a separate written agreement. Landlord and Tenant each warrant to the other that they have not dealt with any broker or agent other than the Brokers identified above and that they know of no broker or agent who are or might be entitled to a commission in connection with this Lease. TENANT AND LANDLORD SHALL EACH INDEMNIFY THE OTHER AGAINST ALL COSTS, ATTORNEYS’ FEES, AND OTHER LIABILITIES FOR COMMISSIONS OR OTHER COMPENSATION CLAIMED BY ANY BROKER OR AGENT CLAIMING THE SAME BY, THROUGH, OR UNDER TENANT OR LANDLORD, RESPECTIVELY.

27.12 Confidentiality. Tenant and Landlord shall at all times keep all material business terms and conditions of this Lease (i.e., lease rates, concessions, tenant improvement allowances, lease term options or preferential lease rights) confidential and shall not disclose the terms thereof to any third party, except: (i) for its employees, accountants, attorneys, brokers, agents and other professionals who have a legitimate business reason to know the terms of this Lease, as well as prospective purchasers and lenders, prospective subtenants and assignees and prospective successors; (ii) as required by any laws, rules or regulations applicable to such party, including without limitation, the requirements of the United States Securities and Exchange Commission or similar organization; or (iii) in connection with any legal proceedings. Any announcements, communication or publicity by either Landlord or Tenant regarding the subject lease transaction shall occur after the date of this Lease, and only then with the prior written consent of both parties, such consent not to be unreasonably withheld, conditioned or delayed.

27.13 Time. Time is of the essence in this Lease and in each and all of the provisions hereof. Whenever a period of days is specified in this Lease, such period shall refer to calendar days unless otherwise expressly stated in this Lease.

27.14 Attorneys’ Fees. In the event of the filing of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred in such action (including, without limitation, all costs of appeal) and such amount shall be included in any judgment rendered in such proceeding.

27.15 Choice of Law and Exclusive Venue. THIS LEASE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA, EXCEPT AS SUCH LAWS ARE PREEMPTED BY APPLICABLE FEDERAL LAW, WITHOUT REGARD TO ANY CONFLICT OF LAWS RULE OR PRINCIPLE WHICH MIGHT REFER THE CONSTRUCTION OR ENFORCEMENT OF THIS LEASE TO THE LAWS OF ANOTHER JURISDICTION. JURISDICTION AND VENUE FOR ANY ACTION HEREUNDER SHALL BE EXCLUSIVELY IN MARICOPA COUNTY, ARIZONA EITHER IN ARIZONA STATE COURT OR IN FEDERAL DISTRICT COURT.

27.16 COUNTERCLAIMS AND WAIVER OF JURY TRIAL. EXCEPT FOR COMPULSORY OR MANDATORY COUNTERCLAIMS, Tenant hereby waives any right to plead any counterclaim, offset or affirmative defense in any action or proceedings brought by Landlord against Tenant for any eviction proceedings. This shall not, however, be construed as a waiver of Tenant’s right to assert any claim in a separate action brought by Tenant against Landlord. TO THE EXTENT PERMITTED BY LAW, LANDLORD AND TENANT AND THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES AGREE THAT EACH SHALL, AND DO HEREBY, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY, BETWEEN OR AGAINST THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS OR THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT’S USE OR OCCUPANCY OF THE PREMISES. THIS WAIVER IS MADE FREELY AND VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER EACH OF THE PARTIES HERETO HAS HAD THE BENEFIT OF ADVICE FROM LEGAL COUNSEL ON THIS SUBJECT.

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27.17 Waiver of Right to File Tax Protest. WITH RESPECT TO THE BUILDING OR ANY PORTION THEREOF, TENANT HEREBY WAIVES ALL RIGHTS: (1) TO PROTEST A DETERMINATION OF APPRAISED VALUE OR TO APPEAL AN ORDER DETERMINING A PROTEST; AND (2) TO RECEIVE NOTICES OF REAPPRAISALS.

27.18 TENANT’S ACKNOWLEDGEMENTS. TENANT ACKNOWLEDGES THAT (1) IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN “AS-IS, WHERE IS” CONDITION WITH ALL FAULTS CONDITION, EXCEPT AS OTHERWISE PROVIDED IN THIS LEASE, (2) SUBJECT TO THE SUBSTANTIAL COMPLETION OF LANDLORD’S WORK, THE BUILDING IS SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (3) THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES (EXPRESS OR IMPLIED) TO ALTER, REMODEL OR IMPROVE THE BUILDING OR PREMISES OR ANY OTHER PART OF THE LAND HAVE BEEN MADE BY LANDLORD (UNLESS AND EXCEPT AS MAY BE SET FORTH IN EXHIBIT B ATTACHED TO THIS LEASE, OR AS IS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE), (5) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES, AND (6) NO RIGHTS, EASEMENTS OR LICENSES ARE ACQUIRED BY TENANT BY IMPLICATION OR OTHERWISE, EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE.

27.19 WAIVER. TENANT WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES — CONSUMER PROTECTION ACT, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS, AFTER CONSULTATION WITH AN ATTORNEY OF TENANT’S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

27.20 OFAC Compliance.

(a) Tenant represents and warrants that: (1) to the best of Tenant’s knowledge, after reasonable inquiry, Tenant and each person or entity owning an interest in Tenant is: (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and; (ii) is not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States; (2) None of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined); (3) No Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly); (4) None of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and; (5) Tenant has implemented procedures, and will consistently apply those procedures to ensure the foregoing representations and warranties remain true and correct at all times.

(b) Tenant covenants and agrees: (1) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect; (2) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached; (3) to not knowingly use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease, and (4) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

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(c) Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Lease Term shall be a material default of the Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of the Lease.

(d) Tenant shall also require and shall take reasonable measures to ensure compliance with the requirement that no person who owns any other direct interest in the Tenant is or shall be listed on any of the Lists or is an Embargoed Person. The term Embargoed Person means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law (“Embargoed Person”). This Subsection (d) shall not apply to any person to the extent that such person’s interest in the Tenant is through a U.S. Publicly-Traded Entity. As used in this Agreement, U.S. Publicly-Traded Entity means a Person, other than an individual, whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned subsidiary of such a person (“U.S. Publicly-Traded Entity”).

27.21 National Electric Code. At all times during the term of this Lease, Tenant shall ensure that all wiring and cabling that it installs within the Premises or Building complies with all provisions of local fire and safety codes, as well as with the National Electric Code. Further, upon the expiration or sooner termination of the Term, Tenant shall remove all data and phone cabling (but not electrical cabling) within the Premises and the Building (including the plenums, risers and rooftop) placed there by or at the direction of Tenant, unless excused in writing by Landlord. Without limitation to the remedies available to Landlord in the event that Tenant fails to comply with the terms and conditions of this subsection, Tenant shall forfeit such sums from the Security Deposit (or otherwise pay to Landlord) an amount that Landlord reasonably believes necessary for the removal and disposal of any such wires and cabling.

27.22 Execution and Delivery. The execution of this Lease by Tenant and delivery of the same to Landlord or Landlord’s Management Agent do not constitute a reservation of or option to lease the Premises or an agreement by Landlord to enter into a Lease, and this Lease shall become effective only if and when Landlord executes and delivers a counterpart hereof to Tenant. This Lease may be executed in any number of counterparts, and delivery of any counterpart to the other party may occur by electronic or facsimile transmission; each such counterpart shall be deemed an original instrument, but all such counterparts together shall constitute one agreement. An executed Lease containing the signatures (whether original, faxed or electronic) of all the parties, in any number of counterparts, is binding on the parties. Tenant shall not record this Lease or any memorandum or other evidence hereof. Tenant acknowledges and agrees that by executing and delivering this Lease to Landlord or Landlord’s agent Tenant has made an offer to Landlord which offer may not be revoked, altered or modified for a period of ten (10) business days and, thereafter, only if Landlord has failed to countersign a copy of this Lease prior to Landlord’s receipt of a written revocation from Tenant.

27.23 Counterparts; Electronic Signatures. This Lease may be executed in counterparts, including both counterparts that are executed on paper and counterparts that are in the form of electronic records and are executed electronically. An electronic signature means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or e-mail electronic signatures. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. The parties hereby acknowledge and agree that electronic records and electronic signatures, as well as facsimile signatures, may be used in connection with the execution of this Lease and electronic signatures, facsimile signatures or signatures transmitted by electronic mail in so-called pdf format shall be legal and binding and shall have the same full force and effect as if an a paper original of this Lease had been delivered had been signed using a handwritten signature. Landlord and Tenant (i) agree that an electronic signature, whether digital or encrypted, of a party to this Lease is intended to authenticate this writing

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and to have the same force and effect as a manual signature, (ii) intend to be bound by the signatures (whether original, faxed or electronic) on any document sent or delivered by facsimile or, electronic mail, or other electronic means, (iii) are aware that the other party will rely on such signatures, and (iv) hereby waive any defenses to the enforcement of the terms of this Lease based on the foregoing forms of signature. If this Lease has been executed by electronic signature, all parties executing this document are expressly consenting under the Electronic Signatures in Global and National Commerce Act (“E-SIGN”), and Uniform Electronic Transactions Act (“UETA”), that a signature by fax, email or other electronic means shall constitute an Electronic Signature to an Electronic Record under both E-SIGN and UETA with respect to this specific transaction.

27.24 Guaranty. Contemporaneously with Tenant’s execution of this Lease, Guarantor shall execute and deliver to Landlord a guaranty of Tenant’s performance of all terms, covenants, conditions and provisions of this Lease on Tenant’s part to be performed, which guaranty shall be in the form attached to this Lease as Exhibit H (the “Guaranty”).

27.25 Rider. See Rider attached hereto and made a part hereof for additional terms and conditions.

27.26 Exhibits. Exhibits A, B, C, D, E , F, G and H are attached to this Lease and made a part hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

LANDLORD:

TC/P GILBERT GATEWAY, LLC,

a Delaware limited liability company

By:	TC GILBERT GATEWAY MEMBER, LLC,
a Delaware limited liability company, its managing member

By:	TRAMMELL CROW ARIZONA DEVELOPMENT, INC.,
a Delaware corporation, its sole member

By:
Name: Cathy Thuringer
Title: President

By:	GAVI PARK 202 MEMBER, LLC,,
a Delaware limited liability company, its member

By:	PRINCIPAL REAL ESTATE INVESTORS, LLC,
a Delaware limited liability company, its authorized signatory

By:

By:
Name: Kevin Anderegg
Title: Managing Director

By:
Name: Mike Benson
Title: Managing Director

TENANT:

LI-CYCLE INC.,

a Delaware corporation

By:
Name:	Bruce Maclnnis
Title:	CFO
Date:	April 14, 2021

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RIDER TO LEASE

Additional Provisions

This Rider to Lease shall be attached to and is hereby incorporated into that certain Lease dated as of April 14, 2021, by and between TC/P GILBERT GATEWAY, LLC, a Delaware limited liability company (“Landlord”), and LI-CYCLE INC., a Delaware corporation (“Tenant”).

Landlord and Tenant hereby agree that the following provisions are hereby added to the Lease:

1	Letter of Credit.

(a) Subject to the provisions of Section (M) of the Basic Lease Terms, in addition and without limitation to any other security deposit or other security held by Landlord, the event upon the substitution by Tenant of a letter of credit for of the cash portion of the Security Deposit in the amount of Four Hundred Fifty and No/100ths Dollars ($450,000.00), Tenant shall deposit with Landlord a clean, unconditional and irrevocable letter of credit automatically renewing on an annual basis, in the initial amount of Four Hundred Fifty Thousand and No/100ths Dollars ($450,000.00), which letter of credit shall be substantially in the form annexed hereto as Exhibit G and incorporated herein by this reference (the “Letter of Credit”). The Letter of Credit shall be issued by a financial institution pre-approved and reasonably acceptable to Landlord, and without limitation to the generality of foregoing, the issuer of the Letter of Credit shall at all times maintain a credit rating of at least an A+ S&P rating or a Al Moody’s rating. In the event that the issuer at any time fall below such credit rating, Landlord may elect to have the Letter of Credit reissued (within thirty (30) days following delivery of a written demand for re-issuance) by another financial institution pre-approved and reasonably acceptable to Landlord. All charges under the Letter of Credit, including without limitation, transfer fees, are to be paid by the Tenant.

(b) The beneficiary shall be an entity named by Landlord. The Letter of Credit shall provide for written notice of non-renewal to be sent directly to the Landlord at least thirty (30) days prior to such renewal date and the expiration date contained in the Letter of Credit shall be a date no earlier than ninety (90) days following the Expiration Date. The amounts secured by the Letter of Credit shall be deemed to be a part of (and in addition to) the Security Deposit under the Lease. The Letter of Credit shall contain a provision whereby the bank agrees to pay the sight draft or give notice of discrepancies on the date of presentation and waives any right to wait five banking days pursuant to Article 16 of the ICC Uniform Customs and Practice for Documentary Credits (2007 Revision).

(c) The Letter of Credit shall permit partial draws. Further, the Letter of Credit shall permit the beneficiary to transfer the Letter of Credit to a subsequent owner or beneficiary, and thereupon Landlord shall be discharged from further liability with respect to the Letter of Credit. The following language is required to be included in the Letter of Credit: “A sight draft submitted to the bank by Beneficiary is to be accompanied by a certificate from Beneficiary stating that Beneficiary has the right to draw upon this Letter of Credit based upon the terms of the lease dated March 16, 2021”.

(d) Tenant hereby acknowledges that the security provided by the Letter of Credit is provided as a continuing material inducement to the Landlord, is provided as current and ongoing value to the Landlord, and constitutes an ongoing contemporaneous exchange for new value given for the Tenant’s tenancy throughout the Term of the Lease, as may be extended as provided in the Lease.

(e) At any time that an Event of Default occurs, Landlord (or the beneficiary) shall in its discretion have the right and option to draw down such amounts from the Letter of Credit as are required to cure the Event of Default and apply the proceeds or any part thereof to any applicable amounts owed to Landlord. The proceeds of the Letter of Credit remaining after application of funds, if applicable, shall be held by Landlord as a cash security deposit without interest accruing thereon. Landlord (or the beneficiary) shall also have the right to draw down the entire Letter of Credit in the event Landlord does not receive notice that the date of expiry of the Letter

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of Credit will be extended by the issuing bank and Tenant fails to obtain and present to Landlord at least thirty (30) days prior to the expiration of the Letter of Credit a substitute Letter of Credit. If Landlord shall have drawn down the Letter of Credit and applied all or a portion, then Tenant shall deposit with Landlord, within three (3) days after notice from Landlord, an amount of cash sufficient to bring the balance of the cash then being held by Landlord under the terms hereof to the amount of the required then face amount of the Letter of Credit. The failure by Tenant to deposit such additional amount within the foregoing time period shall be deemed a default pursuant to the Lease. The Letter of Credit shall not in any way limit any liability of Tenant under the Lease, as hereby amended, nor shall the Letter of Credit be deemed to be “liquidated damages.” If claims of the Landlord exceed the amount of the Letter of Credit, Tenant shall remain liable for the balance of such claims.

(f) Notwithstanding anything to the contrary contained in this Lease , until such time as Landlord shall have received the Security Deposit, Tenant hereby acknowledges and agrees that Landlord shall not be required to (i) perform any work required by this Lease, or (ii) expend any funds required by this Lease (including without limitation the payment of brokerage commissions or the payment of the Allowance (as defined in Exhibit B attached hereto).

(g) Notwithstanding anything to the contrary contained herein, if the financial institution issuing the Letter of Credit (1) is on a government “watch list,” (2) is taken over by the FDIC, or (3) becomes, in Landlord’s reasonable opinion, financially insecure (each a “Financial Insecurity Event”). Without limiting Landlord’s other rights hereunder, upon any Financial Insecurity Event, Landlord may, at its discretion and in lieu of drawing on the Letter of Credit, require Tenant to provide Landlord with a replacement Letter of Credit in substantially the same form and content as the original Letter of Credit within ten (10) business days after written notice to Tenant. Failure of Tenant to provide a replacement Letter of Credit within such ten (10) business period shall constitute an Event of Default under the Lease. Time is of the essence with respect to Tenant submission of any replacement Letter of Credit.

(h) Notwithstanding anything to the contrary contained herein, beginning on the first day of the thirtieth (30th) month following the Commencement Date, provided that (i) no Event of Default has occurred and is continuing, and (ii) Tenant has achieved and maintains a positive net annualized cash flow (as defined below), then the amount of the Letter of Credit shall decline pursuant to the following schedule:

Reduction Effective Date	Amount Reduced	Amount Remaining
Month 31	$150,000.00	$300,000.00
Month 42	$150,000.00	$150,000.00
Month 53	$150,000.00	$0.00

Notwithstanding the foregoing, the face amount of the Letter of Credit shall cease to decline for the balance of the Term upon occurrence and continuation of any Event of Default , notice of which may be delivered to the issuing bank by Landlord. Further, any applicable Reduction Effective Date shall be delayed until such time as Tenant has not been late in the payment of Rent on more than one (1) occasion in the previous twelve (12) month period and Tenant has demonstrated positive net annualized cash flow for the prior year. As used herein, “cash flow” shall be calculated as EBITDA less capital expenditures.

2 Extension Option. Tenant shall have the right and option to extend the Lease for one (1) consecutive period of five (5) years (the “Renewal Term”) under the same terms and conditions as stated in the Lease (an “Extension Option”), with the exceptions that (a) no further extension options shall exist, and (b) monthly rental for such extension term shall be based on the then prevailing market rental rate as determined by Landlord in good faith based on then recent lease extensions within the Building and surrounding buildings, and taking into consideration Tenant’s use and financial strength and other relevant factors, but in no event shall be less than the monthly rental in effect for the last month of the Term immediately prior to the extension (“Market Rental Notice”). Tenant may reject the Extension Option granted herein within ten (10) business days following delivery to Tenant of Landlord’s determination of the prevailing market rental (“Rate Notice”). The Extension Option shall be exercisable by Tenant, if at all, only by timely delivery to Landlord of written notice of election at least

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six (6) months prior to the expiration of the then current Expiration Date, but no earlier than twelve (12) months prior to the expiration of the then current Expiration Date. The option herein granted shall be deemed to be personal to Tenant, and if Tenant subleases any portion of the Premises or otherwise assigns or transfers any interest thereof to another party (except in the event of a Permitted Transfer), such option shall lapse. In the event that Tenant is in default of any term or condition at the time of its exercise notice beyond any applicable notice and grace period, then there shall be no extension or renewal of the Lease as provided herein. As they apply to Tenant’s right to extend the term of the Lease, the parties acknowledge and agree that the terms “extend,” “extension,” “renew,” and/or “renewal” shall be deemed the same.

If Tenant desires to exercise the Extension Option, but objects to the Market Rental Rate determined by Landlord, then Tenant must object to the same within said ten (10) business day period. No later than five (5) business days thereafter, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the Market Rental Rate applicable to the Premises. If Landlord and Tenant have not agreed upon the Market Rental Rate applicable to the Premises within five (5) business days after meeting, then Landlord and Tenant shall each appoint a broker not later than forty-five (45) days following Landlord’s delivery of the Rate Notice. If Landlord’s broker and Tenant’s broker have failed to agree upon the Market Rental Rate within sixty (60) days following delivery of the Rate Notice, the two appointed brokers shall appoint a third broker (within five (5) business days following the expiration of said sixty (60) day period), and the Market Rental Rate shall be the arithmetic average of two (2) of the three (3) determinations which are the closest in amount, and the third determination shall be disregarded. If either Landlord or Tenant fails to appoint a broker within the prescribed time period, the failing party shall pay to the other party as liquidated damages $100.00 per day for each day following the deadline that such party fails to appoint a broker, not to exceed $500.00. If the two (2) appointed brokers fail to agree upon a third (3rd) broker, then the parties shall have the local office of the American Arbitration Association appoint the third (3rd) broker and the parties shall share equally in the cost of such arbitration. Each party shall bear the costs of its own broker, and the parties shall share equally the cost of the third broker, if applicable. Each broker shall have at least ten (10) years’ experience in the leasing of similar commercial buildings in the submarket in which the Building is located and shall be a licensed real estate broker.

3 Signs. In addition to Tenant’s signage rights set forth in Section 7 of the Lease, Landlord will permit Tenant to place Tenant’s signage on the top band of the monument sign associated with the Project (on a basis of joint identification with other tenants and occupants); provided, however, that Tenant shall be required to install such signage no later than six (6) months following the Commencement Date, otherwise Tenant’s rights under this Section 3 shall be void and of no further force or effect. All costs associated with the fabrication, installation, maintenance, removal and replacement of Tenant’s signage on the monument sign shall be the sole responsibility of Tenant, and Tenant shall maintain such signage in good condition and repair. Tenant shall remove such signage and repair any damage caused thereby, at its sole cost and expense, upon the expiration or sooner termination of this Lease. The color, content, size and other specifications of any such signage shall be in accordance with the terms and conditions of the Lease, and shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed. Further, Tenant shall ensure that all signage complies with any and all applicable local zoning codes and building regulations.

28.	Conflict. In the event of any express conflict or inconsistency between the terms of this Rider and the terms of the Lease, the terms of this Rider shall control and govern.

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EXHIBIT A

(Premises and Project)

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EXHIBIT B

(Work Letter)

The terms used herein shall have the meanings ascribed to them in the Lease, unless otherwise specifically stated herein.

1 Defined Terms.

1.01 Allowance. The lesser of (a) Two Million Eighty-Four Thousand Two Hundred Thirty-Five and No/100 Dollars ($2,084,235.00) (i.e., $15.00 per rentable square foot of space in the Premises), or (b) the actual cost of Landlord’s Work. The Allowance shall be inclusive of all fees (architectural, engineering, design, permit, etc.) and all construction costs associated with the Premises. Landlord’s standard construction management fee of four percent (4%) of all hard and soft costs shall be deducted from the Allowance.

1.02 Space Plans. To be developed and subject to the mutual agreement of Landlord and Tenant, acting in good faith, and thereafter attached hereto as Exhibit B-1 by virtue of an amendment to the Lease.

2 Construction of the Premises. Landlord and Tenant agree that their respective rights and obligations in reference to the construction of the Premises shall be as follows:

2.01 Preparation of Construction Documents.

(a) Landlord shall cause to be prepared detailed architectural, mechanical and engineering plans, including all dimensions and specifications for all work to be performed by Landlord in the Premises substantially in accordance with the Space Plans (“Construction Documents”). Notwithstanding the foregoing, Tenant shall be responsible for obtaining all necessary approvals or permits and paying all costs (design, engineering, permit, etc.) associated with Tenant’s fixtures, furniture, equipment, and racking systems. Landlord will support and oversee the installation of two (2) overhead cranes, the cost of which shall be borne by Tenant.

(b) Tenant shall cooperate as necessary in connection with the preparation of the Construction Documents, in a complete and timely manner, and without limiting the foregoing, shall provide to Landlord all information as shall be required by Landlord’s engineers to prepare mechanical plans pursuant to Section 1.02 hereof, which information shall include, but not be limited to, the following:

(1)	any special floor-loading conditions which may exceed the structural weight limits of the floor;

(2)	specifications of any heat emanating equipment to be installed by Tenant which may require special air conditioning;

(3)	electrical specifications of any equipment that requires non-standard electrical power outlets;

(4)	complete specifications of any data-line wiring required, including cable routing, conduit size, cable type and similar items; and

(5)

in light of Tenant’s Permitted Use, which the parties acknowledge and agree will involve the recycling of lithium ion batteries and the use of Hazardous Materials associated therewith, Landlord may require that Tenant’s Construction Documents and initial construction contain any safety, containment, or other feature required by law, ordinance, code, or regulation, or that Landlord may otherwise require in its commercially reasonable discretion.

(c) The Construction Documents shall be delivered to Tenant for its review and consideration as soon as reasonably possible. Tenant shall inform Landlord of any required changes as soon as possible, but in no event later than five (5) business days following Tenant’s receipt of the Construction Documents. Any change or modification of such Construction Documents shall not be valid or binding unless consented to by Landlord in writing.

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(d) Provided that doing so does not adversely affect or delay Landlord’s construction of Landlord’s Work, Tenant may install its warehouse racking during construction of Landlord’s Work. Notwithstanding anything in the Lease to the contrary, all such racking shall be removed, and any damage caused thereby repaired, on or before the Expiration Date or sooner termination of the Lease.

2.02 Landlord’s Work. Landlord shall independently retain a general contractor (the “Contractor”) to construct/install Landlord’s Work; provided, however, Tenant shall have the right to obtain competitive bids from general contractors and subcontractors for Landlord’s Work and select the Contractor and subcontractors, subject to Landlord’s reasonable approval. Landlord shall furnish and install substantially in accordance with the Construction Documents the materials and items described therein (“Landlord’s Work”). The Construction Documents and Landlord’s Work shall be at Tenant’s sole cost and expense, provided that Tenant shall be entitled to a credit against the cost of the Construction Documents and Landlord’s Work in an amount equal to the Allowance. Unless otherwise specifically stated herein or in the Construction Documents, all materials shall be of Building standard quality and color. The Allowance shall be disbursed by Landlord pursuant to Landlord’s disbursement process, but which process shall include review by “Tenant’s Representative” (as hereinafter defined). Landlord shall use commercially reasonable efforts to cause “Substantial Completion” (as hereinafter defined) of Landlord’ Work to occur no later than one hundred twenty (120) days after the date of the last signature affixed to this Lease.

2.03 Cost Estimate. If Landlord determines that the cost of Landlord’s Work will exceed the Allowance, then prior to commencement of Landlord’s Work, Landlord will submit to Tenant a cost estimate for Landlord’s Work (“Cost Estimate”) which Tenant shall approve or reject within five (5) business days after receipt thereof. Tenant’s failure to reject the Cost Estimate within said five (5) day period shall be deemed to be an acceptance thereof. If Tenant rejects the Cost Estimate, Tenant shall, together with such rejection, propose such changes to the Construction Documents as will cause the Cost Estimate to be acceptable. If the accepted Cost Estimate exceeds the Allowance (the “Over-Allowance Amount”), then Tenant shall pay to Landlord the Over-Allowance Amount within five (5) business days after receipt by Tenant of a bill therefor, but in no event later than the Commencement Date.

2.04 Extra Work; Omissions.

(a) Tenant may request substitutions, additional or extra work and/or materials over and above Landlord’s Work (“Extra Work”) to be performed by Landlord, provided that the Extra Work, in Landlord’s judgment, (1) shall not delay completion of Landlord’s Work or the Commencement Date of the Lease; (2) shall be practicable and consistent with existing physical conditions in the Building and any other plans for the Building which have been filed with the appropriate municipality or other governmental authorities having jurisdiction thereover; (3) shall not impair Landlord’s ability to perform any of Landlord’s obligations hereunder or under the Lease or any other lease of space in the Building; and (4) shall not affect any portion of the Building other than the Premises. All Extra Work shall require the installation of new materials at least comparable to Building standards and any substitution shall be of equal or greater quality than that for which it is substituted.

(b) In the event Tenant requests Landlord to perform Extra Work and if Landlord accedes to such request, then and in that event, prior to commencing such Extra Work, Landlord shall submit to Tenant a written estimate (“Estimate”) for said Extra Work to be performed. Within five (5) days after Landlord’s submission of the Estimate, Tenant shall, in writing, either accept or reject the Estimate. Tenant’s failure either to accept or reject the Estimate within said five (5) day period shall be deemed rejection thereof. In the event that Tenant rejects the Estimate or the Estimate is deemed rejected, Tenant shall within five (5) days after such rejection propose to Landlord such necessary revisions of the Construction Documents so as to enable Landlord to proceed as though no such Extra Work had been requested. Should Tenant fail to submit such proposals regarding necessary revisions of the Construction Documents within said five (5) day period, Landlord, in its sole discretion, may proceed to complete Landlord’s Work in accordance with the Construction Documents already submitted, with such variations as in Landlord’s sole discretion may be necessary so as to eliminate the Extra Work.

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(c) Tenant may request the omission of an item of Landlord’s Work, provided that such omission shall not delay the completion of Landlord’s Work and Landlord thereafter shall not be obligated to install the same. Credits for items deleted or not installed shall be granted in amounts equal to credits obtainable from subcontractors or materialmen. In no event shall there be any cash credits.

(d) In the event Landlord performs Extra Work hereunder, Tenant shall pay to Landlord, upon acceptance of the Estimate a sum equal to the Estimate to the extent the Estimate together with the amount set forth in the Cost Estimate exceeds the Allowance.

3 Punch List. When Landlord is of the opinion that Landlord’s Work is complete, then Landlord shall so notify Tenant. Tenant agrees that upon such notification, Tenant promptly (and not later than two (2) business days after the date of Landlord’s said notice) will inspect the Premises and furnish to Landlord a written statement that Landlord’s Work has been completed and are complete as required by the provisions of this Exhibit and the Lease with the exception of certain specified and enumerated items (hereinafter referred to as the “Punch List”). Tenant agrees that at the request of Landlord from time to time thereafter, Tenant will promptly furnish to Landlord revised Punch Lists reflecting any completion of any prior Punch List items.

4 Substantial Completion Date. “Substantial Completion” of Landlord’s Work shall occur upon the later to occur of (a) substantial completion of construction/installation of Landlord’s Work pursuant to the Construction Documents as certified by the Contractor, with the exception of Punch List items; and (b) issuance of a temporary or permanent certificate of occupancy, final inspection sign-off, or other approval of the Town of Gilbert allowing legal occupancy of the Building. It is mutually agreed that if the Punch List or any revised Punch List consists only of items which would not materially impair Tenant’s use or occupancy of the Premises, then, in such event, Tenant will acknowledge in writing that Landlord’s Work is complete and accept possession of the Premises (“Substantial Completion Date” or “Date of Substantial Completion”); provided, however, that such acknowledgment of acceptance shall not relieve Landlord of its obligations to promptly complete all such Punch List items. Notwithstanding the foregoing, in no event shall Landlord be obligated to repair latent defects, not originally listed on the Punch List, beyond a period of one (1) year after the Substantial Completion Date (“Landlord’s Latent Defect Repair Period”), and upon the expiration of Landlord’s Latent Defect Repair Period, Landlord shall, to the extent assignable and upon written request of Tenant, assign to Tenant any surviving warranties relating to Landlord’s Work. Promptly after the Substantial Completion Date, the parties will execute an instrument in the form attached hereto as Exhibit D, confirming the Substantial Completion Date, the Commencement Date and the Expiration Date.

If Landlord’s Work is not substantially complete due to any special equipment, fixtures or materials, changes, alterations or additions requested by Tenant or the delay or failure of Tenant in supplying information or approving or authorizing any applicable plans, specifications, estimates or other matters, or any other act or omission of Tenant, then there shall be a Tenant Delay. In the event the Substantial Completion Date is delayed due to one or more Tenant Delays, then the Substantial Completion Date shall be modified to be the earlier of the Substantial Completion Date or the date Landlord’s Work would have been complete but for any Tenant Delays.

5 Tenant’s Entry Prior to Commencement Date. Landlord may permit Tenant or its agents or laborers to enter the Premises at Tenant’s sole risk prior to the Commencement Date in order to perform through Tenant’s own contractors such work as Tenant may desire, at the same time that Landlord’s contractors are working in the Premises. The foregoing license to enter prior to the Commencement Date, however, is conditioned upon Tenant’s labor not interfering with Landlord’s contractors or with any other tenant or its labor. If at any time such entry shall cause disharmony, interference or union disputes of any nature whatsoever, or if Landlord shall, in Landlord’s sole judgment, determine that such entry, such work or the continuance thereof shall interfere with, hamper or prevent Landlord from proceeding with the completion of the Building or Landlord’s Work at the earliest possible date, this license may be withdrawn by Landlord immediately upon written notice to Tenant. Such entry shall be deemed to be under and subject to all of the terms, covenants and conditions of the Lease, and Tenant shall comply with all of the provisions of the Lease which are the obligations or covenants of Tenant,

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including, but not limited to, insurance requirements and indemnification obligations, except that the obligation to pay Rent shall not commence until the Commencement Date. In the event that Tenant’s agents or laborers incur any charges from Landlord, including, but not limited to, charges for use of construction or hoisting equipment on the Building site, such charges shall be deemed an obligation of Tenant and shall be collectible as Rent pursuant to the Lease, and upon default in payment thereof, Landlord shall have the same remedies as for a default in payment of Rent pursuant to the Lease.

6 Landlord’s Entry after Substantial Completion. At any time after the Commencement Date (or the date on which Landlord has turned over possession of any portion of the Premises to Tenant), Landlord may enter the Premises to complete Punch List items, and such entry by Landlord, its agents, servants, employees or contractors for such purpose shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any obligation under this Lease, or impose any liability upon Landlord or its agents. Tenant hereby accepts any and all reasonable disturbances associated with such entry and agrees to fully cooperate with Landlord (and such cooperation shall include, without limitation, moving furniture as necessary). Landlord, however, shall use commercially reasonable efforts not to unreasonably disturb the operation of Tenant’s business from the Premises during any such entry under this Section.

7 Tenant’s Representative. Tenant has designated Andrew Wong as Tenant’s representative with respect to the matters set forth in this Work Letter (whose email address for purposes of this Work Letter is andrew.wong@li-cycle.com) (“Tenant’s Representative”). Tenant’s Representative shall have full authority and responsibility to act on behalf of Tenant as required by this Work Letter. Following the commencement of the construction/installation of Landlord’s Work, the Contractor shall reasonably cooperate with Tenant’s Representative regarding the progress of Landlord’s Work.

8 Time is of the Essence. Landlord and Tenant mutually acknowledge that Landlord’s construction process in order to complete the Premises requires a coordination of activities and a compliance by Tenant without delay of all obligations imposed upon Tenant pursuant to this exhibit and that time is of the essence in the performance of Tenant’s obligations hereunder and Tenant’s compliance with the terms and provisions or this exhibit.

9 Provisions Subject to Lease. The provisions of this Work Letter are specifically subject to the provisions of the Lease.

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EXHIBIT C

(Building Rules and Regulations)

The following rules and regulations shall apply to the Premises, the Building, the Project, the Land and the appurtenances thereto:

1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweeping, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant, and Landlord will not in any case be responsible therefor.

3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

4. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of stairways, or movement through the Building entrances or lobby shall be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant from the time of entering the property to completion of work and Landlord will not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from, any act in connection with such service performed for a tenant.

5. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

6. Nothing shall be swept or thrown into the corridors, halls, or stairways. No birds, pets or animals shall be brought into or kept in, on or about any tenant’s Premises. No portion of any tenant’s Premises or the Building shall at any time be used or occupied as sleeping or lodging quarters.

7. Tenant shall keep the leased Premises neat and clean.

8. Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them. Smoking of cigarettes, cigars, and all tobacco products is prohibited in the Building or Premises.

9. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s Premises or public or common areas or Parking Areas.

10. All tenants will refer all contractors, contractors’ representatives and installation technicians to Landlord for Landlord’s supervision, approval and control before the performance of any contractual services. This provision will apply to all work performed in the Building including but not limited to installations of telephones, telegraph equipment, electrical devices and attachments, doors, entrance ways, and any and all installations of every nature affecting floors, walls, woodwork, trim, window, ceilings, equipment and any other physical portion of the Building.

11. Should a tenant require telegraphic, telephonic, enunciator or other communication service, Landlord will direct the electrician where and how wires are to be introduced and placed and none will be introduced or

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placed except as Landlord will direct. Electric current will not be used for power or heating without Landlord’s prior written permission.

12. No vehicles(s) will be left in the Parking Areas for more than a forty-eight (48) hour period without the Landlord’s prior written consent. Except as otherwise permitted under the Lease, no outside storage is permitted.

13. Tenant shall give immediate notice to Landlord in case of any known emergency at the Premises, Building, or Land.

14. Tenant shall keep door to unattended areas locked and shall otherwise exercise reasonable precautions to protect its property from theft, loss or damage. Landlord shall not be responsible for the theft, loss or damage of any property or for any error with regard to the exclusion from or admission to the Premises or the Building of any person. In case of invasion, mob, riot or public excitement, Landlord reserves the right to prevent access to the Premises or the Building during the continuance of same by closing the doors or taking other measures for the safety of the tenants and protection of the Premises or the Building and property or persons therewith.

15. All keys shall be returned to Landlord upon the termination of this Lease and Tenant shall give to Landlord the explanations of the combinations of all safes, vaults and combination locks remaining with the Premises. Landlord may at all times keep a pass key to the Premises. All entrance doors to the Premises shall be left closed at all times and left locked when the Premises are not in use.

16. Landlord reserves the right to rescind any of these Rules and Regulations and to make such other further Rules and Regulations as in its judgment will from time to time be needful for the safety, protection, care and cleanliness of the Premises, Building, and the Land the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees, licensees and invitees, which Rules and Regulations, when made and written notice thereof if given to a tenant, will be binding upon it in like manner as if originally set forth herein.

17. Landlord and Tenant acknowledge and agree that Landlord is committed to employing sustainable operating and maintenance practices for the Building. Tenant/residents shall fully cooperate with Landlord in any programs in which Landlord may elect to participate relating to the Building’s (i) energy efficiency, management and conservation; (ii) water conservation and management; (iii) environmental standards and efficiency; (iv) recycling and reduction programs; and/or (v) safety, which participation may include, without limitation, the Leadership in Energy and Environmental Design (LEED) program and related Green Building Rating System promoted by the U.S. Green Building Council. All carbon tax credits and similar credits, offsets and deductions are the sole and exclusive property of Landlord. Tenant affirms its support of these practices, and agrees to cooperate with Landlord by implementing reasonable conservation practices. Periodically, Landlord may offer additional examples, guidance and practices related to energy conservation measures, which Tenant agrees to consider for implementation. Notwithstanding anything herein to the contrary, Tenant shall not be restricted from operating its business in the fashion and manner which it deems appropriate for itself. Should any specific practice(s) proposed by Landlord be deemed to be inconsistent with Tenant’s business operations, Tenant shall so advise Landlord in writing as its reason for declining to implement such specific practice(s).

18. No weapons, including firearms, are allowed in the Common Areas or within the Premises.

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EXHIBIT D

(Confirmation of Lease Terms and Dates)

Re: Commercial Industrial Lease Agreement dated as of April 10, 2021, by and between TC/P GILBERT GATEWAY, LLC, a Delaware limited liability company (“Landlord”), and LI-CYCLE INC., a Delaware corporation (“Tenant”) for the premises located at 4461 East Nunneley Road, Gilbert, Arizona 85296.

The undersigned, as Tenant, hereby confirms as of this          day of                     , 20         ,                      the following:

1. Tenant has accepted possession of the Premises on         , 20              and                      is currently occupying same.

2. The following dates are hereby confirmed:

(i)	Date of Substantial Completion:

(ii)	Commencement Date:

(iii)	Expiration Date:

3. The Base Rent schedule is:

Dates	Base Rent/RSF/Month*	Monthly Base Rent*
-	$0.640	$0.00	**
-	$0.640	$88,927.36
-	$0.659	$91.567.39
-	$0.679	$94,346.37
-	$0.699	$97,125.35
-	$0.720	$100,043.28
-	$0.742	$103,100.16
-	$0.764	$106,157.04
-	$0.787	$109,352.86
-	$0.811	$112,687.64
-	$0.835	$116,022.42

*,**	See Lease for additional details.

4. All alterations and improvements required to be performed by Landlord pursuant to the terms of the Lease to prepare the entire Premises for Tenant’s initial occupancy have been satisfactorily completed, except for the following:

5. As of the date hereof, Landlord has fulfilled all of its obligations under the Lease. The Lease is in full force and effect and has not been modified, altered, or amended, except pursuant to any instruments described above. There are no offsets or credits against Base Rent or any Additional Rent, nor has any Base Rent or Additional Rent been prepaid except as provided pursuant to the terms of the Lease. Tenant has no notice of any prior assignment, hypothecation, or pledge of the Lease or any rents due under the Lease.

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TENANT:
LI-CYCLE INC., a Delaware corporation

By:
Name:
Title:

LANDLORD:
TC/P GILBERT GATEWAY, LLC

By:
Name:
Title:

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EXHIBIT E

(Sign and Lettering)

All signage must meet with all applicable local ordinances and the prior written approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed.

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EXHIBIT F

(Hazardous Materials Disclosure Certificate)

The information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease agreement with you as tenant. In connection with the Lease (and any subsequent amendments), you are required to submit an updated Hazardous Materials Certificate in the event the hazardous materials disclosed initially would change. The information contained in the initial Hazardous Materials Disclosure Certificate and any subsequent Certificates will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease Agreement. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord: TC/P GILBERT GATEWAY, LLC, a Delaware limited liability company Name of (Prospective) Tenant: LI-CYCLE INC., a Delaware corporation Mailing Address: Li-Cycle Inc, 3101 N Central Ave, Suite 1000, Phoenix AZ 85012, United States

Contact Person, Title and Telephone Number(s): Rod Jarvis, Zoning Attorney, (602) 265-0094

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):

Tim Johnston, Executive Chairman, (647) 330-0366 Address of (Prospective) Premises: 4461 East Nunneley Road, Gilbert, Arizona 85296 Length of (Prospective) initial Term: One hundred twenty-five (125) full calendar months.

1.	GENERAL INFORMATION:

Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.

Li-Cycle intends to operate a lithium-ion battery resource recovery facility within the Premises, consisting of a wet mechanical size-reduction process that produces mixed plastics, metal foils, and black mass (an agglomeration of cathodic and anodic lithium-ion battery powders).

2.	USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

2.1

Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws)? Existing tenants should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

Wastes	Yes, indicate amounts stored below No

Chemical Products	Yes, indicate amounts stored below No

Other	Yes, indicate amounts stored below No If Yes is marked, please explain and indicate amounts of each item stored:

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Lithium-ion batteries (classified as Universal Waste, a designation of Hazardous Waste) will be stored on site. As batteries are processed on a just-in-time basis, it is estimated that 50 —100 metric tons of batteries will be stored at any given time. Chemicals including hydrated lime will be stored on site to be used for processing, with up to 1,000 kg stored on site at any given time. 250 gallons of 50 wt.% sulphuric acid will also be stored on site.

2.2

If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the initial certificate.

3.	STORAGE TANKS AND SUMPS

3.1

Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing tenants should describe any such actual or proposed activities.

Yes	No If yes, please explain:

4.	WASTE MANAGEMENT

4.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.

Yes	No

4.2	Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports filed.

Yes	No If yes, attach a copy of the most recent report filed.

5.	WASTEWATER TREATMENT AND DISCHARGE

5.1	Will your company discharge wastewater or other wastes to:

storm drain? sewer?

surface water? X no wastewater or other wastes discharged.

Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

5.2	Will any such wastewater or waste be treated before discharge?

Yes No If yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted.

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6.	AIR DISCHARGES

6.1

Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes No If yes, please describe: Li-Cycle will install carbon vessels containing activated carbon, connected to the plant’s HVAC system, to remove organic content produced from processing lithium-ion batteries prior to discharge in air. A dust collector will also be installed to capture vermiculite dust as li-ion batteries are removed and separated from their storage containers.

6.2

Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing tenants should specify any such equipment being operated in, on or about the Premises.

Spray booth(s)                 Incinerator(s)

Dip tank(s)     Other (Please describe)

Drying oven(s) X         No Equipment Requiring Air Permits If yes, please describe:

7.	HAZARDOUS MATERIALS DISCLOSURES

7.1

Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes No If yes, attach a copy of the Management Plan. Existing tenants should attach a copy of any required updates to the Management Plan.

7.2

Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises regulated under Proposition 65? Existing tenants should indicate whether or not there are any new Hazardous Materials being so used which are regulated under Proposition 65. (California Only)

Yes No If yes, please explain:

8.	ENFORCEMENT ACTIONS AND COMPLAINTS

8.1

With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations of similar nature to the space in question? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes No If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of the signed Lease Agreement.

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8.2	Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes No If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord. Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of the signed Lease Agreement.

8.3

Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises.

Yes No

If yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement.

9.	PERMITS AND LICENSES

9.1

Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that (A) this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease Agreement and will be attached thereto as an exhibit; (B) that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of the Lease Agreement; and (C) that Tenant shall have and retain full and complete responsibility and liability with respect to any of the Hazardous Materials disclosed in the HazMat Certificate notwithstanding Landlord’s/Tenant’s receipt and/or approval of such certificate. Tenant further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Tenant from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials, including, without limitation, Tenant’s indemnification of the Indemnitees and compliance with all Environmental Laws, or (b) imposing upon Landlord, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Landlord to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Tenant is in compliance with all Environmental Laws; (i) the delivery of such certificate to Landlord and/or Landlord’s acceptance of such certificate, (ii) Landlord’s review and approval of such certificate, (iii) Landlord’s failure to obtain such certificate from Tenant at any time, or (iv) Landlord’s actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises by Tenant or Tenant’s Representatives. This should not be interpreted as a relief of tenant’s responsibility to follow environmental laws and best practices so as not to impact the property by the use of the disclosed materials. Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement.

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I (print name), acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

(PROSPECTIVE) TENANT:

LI-CYCLE INC., a Delaware corporation

By:

Title:

Date:

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EXHIBIT G

(Form Letter of Credit)

IRREVOCABLE CLEAN LETTER OF CREDIT

DATE OF ISSUE:                                               , 20                      CREDIT NUMBER:

DATE AND PLACE OF EXPIRY:

                AT OUR COUNTERS

BENEFICIARY: TC/P Gilbert Gateway, LLC c/o Principal Real Estate Investors, LLC Department H137 — MRI #128010 711 High Street Des Moines, Iowa 50392-1370 Attn: Senior Operations Manager	APPLICANT: LI-CYCLE INC.

UP TO AN AGGREGATE AMOUNT OF FOUR HUNDRED FIFTY THOUSAND AND NO/100THS DOLLARS ($450,000.00)

DEAR SIRS:

BY ORDER OF OUR CLIENT, LI-CYCLE INC., WE HEREBY OPEN OUR CLEAN IRREVOCABLE LETTER

OF CREDIT NO.                      IN YOUR FAVOR FOR AN AMOUNT NOT TO EXCEED IN THE AGGREGATE FOUR HUNDRED FIFTY THOUSAND AND NO/100THS DOLLARS ($450,000.00) EFFECTIVE IMMEDIATELY. PARTIAL DRAWS SHALL BE PERMITTED.

FUNDS UNDER THIS LETTER OF CREDIT ARE AVAILABLE TO YOU AGAINST YOUR DRAFT ON US MENTIONING THEREON “DRAWN UNDER                                              BANK, [CITY], [STATE], LETTER OF CREDIT NO.                     .” A SIGHT DRAFT SUBMITTED TO US BY BENEFICIARY IS TO BE ACCOMPANIED BY A CERTIFICATE FROM BENEFICIARY STATING THAT BENEFICIARY HAS THE RIGHT TO DRAW UPON THIS LETTER OF CREDIT BASED UPON THE TERMS OF THE LEASE DATED . WE AGREE TO PAY ANY SIGHT DRAFT AND TO GIVE NOTICE OF DISCREPANCIES ON THE DATE OF PRESENTATION AND, FURTHER, WE WAIVE ANY RIGHT TO WAIT FIVE BANKING DAYS PURSUANT TO ARTICLE 16 OF THE ICC UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (2007 REVISION).

THIS LETTER OF CREDIT SHALL EXPIRE                         ,         20 HOWEVER, IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED, FROM TIME TO TIME, WITHOUT AMENDMENT, FOR ONE YEAR FROM THE EXPIRY DATE HEREOF AND FROM EACH AND EVERY FUTURE EXPIRY DATE, UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO ANY EXPIRY DATE WE SHALL NOTIFY YOU BY REGISTERED MAIL THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT RENEWED FOR ANY SUCH ADDITIONAL PERIOD.

THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY OR IN ONE OR MORE PORTIONS TO ANY TRANSFEREE OR TRANSFEREES WHO SHALL BE IDENTIFIED IN YOUR WRITTEN TRANSFER REQUEST, ISSUED SUBSTANTIALLY IN THE FORM ATTACHED. UPON PRESENTATION OF YOUR WRITTEN TRANSFER REQUEST AND THIS LETTER OF CREDIT ACCOMPANIED BY OUR TRANSFER FEES IN THE AMOUNT OF USD $100.00, WE SHALL FORTHWITH ISSUE OUR IRREVOCABLE ADVICE OF TRANSFER TO THE DESIGNATED TRANSFEREE OR TRANSFEREES

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FOR THE UNUSED PORTION HEREOF. EACH ADVICE OF TRANSFER ISSUED UPON SUCH TRANSFER MAY BE SUCCESSIVELY TRANSFERRED IN THE SAME MANNER. ALL TRANSFER OR OTHER FEES SHALL BE PAID BY APPLICANT.

WE HEREBY IRREVOCABLY ENGAGE WITH YOU THAT THOSE DRAFTS AND/OR DOCUMENTS DRAWN IN CONFORMITY WITH THE TERMS OF THIS CREDIT WILL BE FULLY HONORED ON PRESENTATION TO:

[INSERT ADDRESS OF BANK]

EXCEPT AS OTHERWISE EXPRESSLY STATED, THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590. IN THE EVENT OF ANY CONFLICT, THE LAWS AND COURTS OF THE STATE OF ARIZONA SHALL APPLY.

VERY TRULY YOURS,

BY:		BY:
	AUTHORIZED SIGNATURE		AUTHORIZED SIGNATURE

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ANNEX A

INSTRUCTIONS FOR TRANSFER OF LETTER OF CREDIT NO.

[Name of Bank]                                                                                      Date:

We enclose the original of Letter of Credit No.                          issued to us. As the beneficiary of the Letter of Credit,

we hereby irrevocably transfer to:

[name of transferee]

[address]

all of our rights to draw up to an aggregate sum of $    under the Letter of Credit, subject to the same terms and conditions.

By this transfer, all of our rights in such Letter of Credit are transferred to the transferee [up to the amount above] and the transferee shall have the sole rights as beneficiary thereof. Any amendments hereafter made to the Letter of Credit need not be advised to or approved by us before being advised to the transferee.

Please notify the transferee, in such form as you deem appropriate, of the terms and conditions of the Credit as transferred, by    [indicate mail or special courier].

I hereby certify that I am duly authorized to execute this Instruction.

[NAME OF BENEFICIARY OF LOC]

By:

Name:

Title:

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EXHIBIT H

(Form of Guaranty)

GUARANTY

In consideration of, and as an inducement to TC/P GILBERT GATEWAY, LLC, a Delaware limited liability company (“Landlord”) to enter that certain Commercial Industrial Lease Agreement of even date herewith (the “Lease”) with LI-CYCLE, INC., a Delaware corporation (“Tenant”) for approximately 138,949 RSF located within the building located at 4461 East Nunneley Road, Gilbert, Arizona, 85296, and in further consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned (“Guarantor”), hereby guarantees, absolutely and unconditionally, to Landlord the full and prompt performance of all terms, covenants, conditions and agreements to be performed and observed by Tenant under the Lease and any and all amendments, modifications and other instruments relating thereto, whether now or hereafter existing, and the full and prompt payment of all damages, costs and expenses which shall at any time be recoverable by Landlord from Tenant by virtue of the Lease and any amendments, modifications and other instruments relating thereto (hereinafter called “Liabilities of Tenant”); and Guarantor hereby covenants and agrees to and with Landlord, its successors and assigns, that if an Event of Default (as defined in the Lease) in the payment of Rent (as defined in the Lease), or any other sums or charges payable by Tenant under the Lease or in the performance by Tenant of any of the terms, covenants, provisions or conditions contained in the Lease, Guarantor will forthwith pay to Landlord, its successors and assigns, the Rent and other sums and charges and will forthwith faithfully perform and fulfill all of such terms, covenants, conditions and provisions of the Lease and will forthwith faithfully pay to Landlord all damages that may arise in consequence of any such Event of Default by Tenant.

Guarantor agrees that, with or without notice or demand, Guarantor will reimburse Landlord, to the extent that such reimbursement is not made by Tenant, for all expenses (including reasonable attorneys’ fees and disbursements) incurred by Landlord in connection with any Event of Default by Tenant under the Lease or the default by Guarantor under this Guaranty.

All moneys available to Landlord for application in payment or reduction of the Liabilities of Tenant may be applied by Landlord, in such manner and in such amounts and at such time or times as it may see fit, to the payment or reduction of such of the Liabilities of Tenant as Landlord may elect.

This Guaranty shall be a continuing guaranty, and the liability of the Guarantor hereunder shall in no way be affected, modified or diminished by reason that any security for the Liabilities of Tenant is exchanged, surrendered or released or the Lease or any other obligation of Tenant is changed, altered, renewed, extended, continued, surrendered, compromised, waived or released in whole or in part, or that any default with respect thereto is waived, whether or not notice thereof is given to Guarantor, and it is understood and agreed that Landlord may fail to set off and may release, in whole or in part, any credit on its books in favor of Tenant, and may extend further credit in any manner whatsoever to Tenant, and generally deal with Tenant or any such security as Landlord may see fit; and Guarantor shall remain bound under this Guaranty notwithstanding any such exchange, surrender, release, change, alteration, renewal, extension, continuance, comprise, waiver, inaction, extension of further credit or other dealing.

Notwithstanding any provision to the contrary contained herein, Guarantor hereby unconditionally and irrevocably waives (a) any and all rights of subrogation (whether arising under contract, 11 U.S.C. § 509 or otherwise) to the claims, whether existing now or arising hereafter, Landlord may have against Tenant, and (b) any and all rights of reimbursement, contribution or indemnity against Tenant which may have heretofore arisen or may hereafter arise in connection with any guaranty or pledge or grant of any lien or security interest made in connection with the Lease. Guarantor hereby acknowledges that the waiver contained in the preceding sentence (the “Subrogation Waiver”) is given as an inducement to Landlord to enter into the Lease and, in consideration of Landlord’s willingness to enter into the Lease, Guarantor agrees not to amend or modify in any

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way the Subrogation Waiver without Landlord’s prior written consent. Nothing herein contained is intended or shall be construed to give to Guarantor any rights of subrogation or right to participate in any way in Landlord’s right, title or interest in the Lease, notwithstanding any payments made by Guarantor to or toward any payments due from Guarantor under this Guaranty, all such rights of subrogation and participation being hereby expressly waived and released.

Guarantor hereby expressly waives (a) notice of acceptance of this Guaranty; (b) presentment and demand for payment of any of the Liabilities of Tenant; (c) protest and notice of dishonor or default to Guarantor or to any other party with respect to any of the Liabilities of Tenant; (d) all other notice to which Guarantor might otherwise be entitled; (e) any law requiring Landlord to institute an action against any other party (including, without limitation, Tenant) in order to institute an action or obtain a judgment against Guarantor, as well as any suretyship laws, and (f) any demand for payment under this Guaranty; and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall not be terminated, affected or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, or Tenant’s successors and assigns, of any of the rights or remedies reserved to Landlord pursuant to provisions of the Lease.

This is an absolute and unconditional guaranty of payment and not of collection and Guarantor further waives any right to require that any action be brought against Tenant or any other person or entity or to require that resort be had to any security or to any balance of any deposit account or credit on the books of Landlord in favor of Tenant or any other person or entity. Successive recoveries may be had hereunder. No invalidity, irregularity or unenforceability of all or any part of the Lease shall affect, impair or be a defense to this Guaranty and this Guaranty shall constitute a primary obligation of the undersigned.

Each reference herein to Landlord shall be deemed to include its successors and assigns, in whose favor the provisions of this Guaranty shall also inure. Each reference herein to Guarantor shall be deemed to include the successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guaranty.

No delay on the part of Landlord in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on Guarantor shall be deemed to be a waiver of the obligation of Guarantor or of the right of Landlord to take further action without notice or demand as provided herein; nor in any event shall any modification or waiver of the provisions of this Guaranty nor any termination hereof be effective unless in writing signed by Landlord, nor shall any waiver be applicable except in the specific instance for which given.

This Guaranty shall continue to be effective or be reinstated, as the case maybe, if any payment of Guarantor on account of the Liabilities of Tenant must be returned by Landlord upon the insolvency, bankruptcy or reorganization of Tenant, Guarantor, or otherwise, as though such payment had not been made.

This Guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of Arizona and shall be in all respects governed, construed, applied and enforced in accordance with the laws of the State of Arizona; and no defense given or allowed by the laws of any other state or country shall be interposed in any action or proceeding hereon unless such defense is also given or allowed by the laws of the State of Arizona. In any action or proceeding arising out of this Guaranty, Guarantor agrees to submit to personal jurisdiction in the State of Arizona. Guarantor agrees to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees, which are incurred by Landlord in the enforcement of this Guaranty.

This Guaranty may be executed in one or more counterparts, each of which counterparts shall be an original. All of Landlord’s rights and remedies under the Lease or under this Guaranty are intended to be distinct, separate and cumulative and no such right and remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.

As a further inducement to Landlord to accept the Lease and in consideration thereof Landlord and Guarantor covenant and agree that in any action or proceeding brought on, under or by virtue of this Guaranty, Landlord and the Guarantor shall and do hereby waive trial by jury.

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Unless otherwise agreed in writing by Landlord, this Guaranty shall not be affected by any assignment of the Lease by Tenant.

[SIGNATURES ON NEXT PAGE]

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IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the                      day of April, 2021.

GUARANTOR:

LI-CYCLE HOLDINGS CORP., an Ontario, Canada business corporation

Address for Notice: 2351 Royal Windsor Drive, Unit 10 Mississauga, Ontario, Canada L5J 4S7

By:
Name:	Bruce Maclnnis
Title:	Chief Financial Officer

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GUARANTY

In consideration of, and as an inducement to TC/P GILBERT GATEWAY, LLC, a Delaware limited liability company (“Landlord”) to enter that certain Commercial Industrial Lease Agreement of even date herewith (the “Lease”) with LI-CYCLE, INC., a Delaware corporation (“Tenant”) for approximately 138,949 RSF located within the building located at 4461 East Nunneley Road, Gilbert, Arizona, 85296, and in further consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned (“Guarantor”), hereby guarantees, absolutely and unconditionally, to Landlord the full and prompt performance of all terms, covenants, conditions and agreements to be performed and observed by Tenant under the Lease and any and all amendments, modifications and other instruments relating thereto, whether now or hereafter existing, and the full and prompt payment of all damages, costs and expenses which shall at any time be recoverable by Landlord from Tenant by virtue of the Lease and any amendments, modifications and other instruments relating thereto (hereinafter called “Liabilities of Tenant”); and Guarantor hereby covenants and agrees to and with Landlord, its successors and assigns, that if an Event of Default (as defined in the Lease) in the payment of Rent (as defined in the Lease), or any other sums or charges payable by Tenant under the Lease or in the performance by Tenant of any of the terms, covenants, provisions or conditions contained in the Lease, Guarantor will forthwith pay to Landlord, its successors and assigns, the Rent and other sums and charges and will forthwith faithfully perform and fulfill all of such terms, covenants, conditions and provisions of the Lease and will forthwith faithfully pay to Landlord all damages that may arise in consequence of any such Event of Default by Tenant.

Guarantor agrees that, with or without notice or demand, Guarantor will reimburse Landlord, to the extent that such reimbursement is not made by Tenant, for all expenses (including reasonable attorneys’ fees and disbursements) incurred by Landlord in connection with any Event of Default by Tenant under the Lease or the default by Guarantor under this Guaranty.

All moneys available to Landlord for application in payment or reduction of the Liabilities of Tenant may be applied by Landlord, in such manner and in such amounts and at such time or times as it may see fit, to the payment or reduction of such of the Liabilities of Tenant as Landlord may elect.

This Guaranty shall be a continuing guaranty, and the liability of the Guarantor hereunder shall in no way be affected, modified or diminished by reason that any security for the Liabilities of Tenant is exchanged, surrendered or released or the Lease or any other obligation of Tenant is changed, altered, renewed, extended, continued, surrendered, compromised, waived or released in whole or in part, or that any default with respect thereto is waived, whether or not notice thereof is given to Guarantor, and it is understood and agreed that Landlord may fail to set off and may release, in whole or in part, any credit on its books in favor of Tenant, and may extend further credit in any manner whatsoever to Tenant, and generally deal with Tenant or any such security as Landlord may see fit; and Guarantor shall remain bound under this Guaranty notwithstanding any such exchange, surrender, release, change, alteration, renewal, extension, continuance, comprise, waiver, inaction, extension of further credit or other dealing.

Notwithstanding any provision to the contrary contained herein, Guarantor hereby unconditionally and irrevocably waives (a) any and all rights of subrogation (whether arising under contract, 11 U.S.C. § 509 or otherwise) to the claims, whether existing now or arising hereafter, Landlord may have against Tenant, and (b) any and all rights of reimbursement, contribution or indemnity against Tenant which may have heretofore arisen or may hereafter arise in connection with any guaranty or pledge or grant of any lien or security interest made in connection with the Lease. Guarantor hereby acknowledges that the waiver contained in the preceding sentence (the “Subrogation Waiver”) is given as an inducement to Landlord to enter into the Lease and, in consideration of Landlord’s willingness to enter into the Lease, Guarantor agrees not to amend or modify in any way the Subrogation Waiver without Landlord’s prior written consent. Nothing herein contained is intended or shall be construed to give to Guarantor any rights of subrogation or right to participate in any way in Landlord’s right, title or interest in the Lease, notwithstanding any payments made by Guarantor to or toward any payments

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due from Guarantor under this Guaranty, all such rights of subrogation and participation being hereby expressly waived and released.

Guarantor hereby expressly waives (a) notice of acceptance of this Guaranty; (b) presentment and demand for payment of any of the Liabilities of Tenant; (c) protest and notice of dishonor or default to Guarantor or to any other party with respect to any of the Liabilities of Tenant; (d) all other notice to which Guarantor might otherwise be entitled; (e) any law requiring Landlord to institute an action against any other party (including, without limitation, Tenant) in order to institute an action or obtain a judgment against Guarantor, as well as any suretyship laws, and (f) any demand for payment under this Guaranty; and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall not be terminated, affected or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, or Tenant’s successors and assigns, of any of the rights or remedies reserved to Landlord pursuant to provisions of the Lease.

This is an absolute and unconditional guaranty of payment and not of collection and Guarantor further waives any right to require that any action be brought against Tenant or any other person or entity or to require that resort be had to any security or to any balance of any deposit account or credit on the books of Landlord in favor of Tenant or any other person or entity. Successive recoveries may be had hereunder. No invalidity, irregularity or unenforceability of all or any part of the Lease shall affect, impair or be a defense to this Guaranty and this Guaranty shall constitute a primary obligation of the undersigned.

Each reference herein to Landlord shall be deemed to include its successors and assigns, in whose favor the provisions of this Guaranty shall also inure. Each reference herein to Guarantor shall be deemed to include the successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guaranty.

No delay on the part of Landlord in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on Guarantor shall be deemed to be a waiver of the obligation of Guarantor or of the right of Landlord to take further action without notice or demand as provided herein; nor in any event shall any modification or waiver of the provisions of this Guaranty nor any termination hereof be effective unless in writing signed by Landlord, nor shall any waiver be applicable except in the specific instance for which given.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment of Guarantor on account of the Liabilities of Tenant must be returned by Landlord upon the insolvency, bankruptcy or reorganization of Tenant, Guarantor, or otherwise, as though such payment had not been made.

This Guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of Arizona and shall be in all respects governed, construed, applied and enforced in accordance with the laws of the State of Arizona; and no defense given or allowed by the laws of any other state or country shall be interposed in any action or proceeding hereon unless such defense is also given or allowed by the laws of the State of Arizona. In any action or proceeding arising out of this Guaranty, Guarantor agrees to submit to personal jurisdiction in the State of Arizona. Guarantor agrees to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees, which are incurred by Landlord in the enforcement of this Guaranty.

This Guaranty may be executed in one or more counterparts, each of which counterparts shall be an original. All of Landlord’s rights and remedies under the Lease or under this Guaranty are intended to be distinct, separate and cumulative and no such right and remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.

As a further inducement to Landlord to accept the Lease and in consideration thereof Landlord and Guarantor covenant and agree that in any action or proceeding brought on, under or by virtue of this Guaranty, Landlord and the Guarantor shall and do hereby waive trial by jury.

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Unless otherwise agreed in writing by Landlord, this Guaranty shall not be affected by any assignment of the Lease by Tenant.

[SIGNATURES ON NEXT PAGE]

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IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the 14th day of April, 2021.

GUARANTOR:

LI-CYCLE HOLDINGS CORP., an Ontario, Canada business corporation

Address for Notice: 2351 Royal Windsor Drive, Unit 10 Mississauga, Ontario, Canada L5J 4S7

By:	/s/ Bruce Maclnnis
Name:	Bruce Maclnnis
Title:	Chief Financial Officer

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